LOAN AND SECURITY AGREEMENT

                                      among

                       GENERAL DATACOMM INDUSTRIES, INC.,

                             GENERAL DATACOMM, INC.,

                           GDC FEDERAL SYSTEMS, INC.,

                               GDC NAUGATUCK, INC.

                                       and

                          VITAL NETWORK SERVICES, INC.,

                                  as Borrowers,


                    TRANSAMERICA BUSINESS CREDIT CORPORATION,

                                    as Agent,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                   as Co-Agent


                                       and


                    TRANSAMERICA BUSINESS CREDIT CORPORATION
                             and the other financial
                 institutions from time to time parties hereto,

                                   as Lenders



                          Dated as of October 22, 1997

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1.  General  Definitions                                     2
SECTION 1.2.  Accounting  Terms and Determinations                    23
SECTION 1.3.  Other Terms;  Headings                                  23

                                  ARTICLE II.

                             THE CREDIT FACILITIES

SECTION 2.1.   The Revolving Credit Loans                             23
SECTION 2.2.   The Term Loan                                          24
SECTION 2.3.   Procedure for Borrowing                                25
SECTION 2.4.   Application of Proceeds                                26
SECTION 2.5.   Maximum Amount of the Facility;
               Mandatory Prepayments; Optional Prepayments            26
SECTION 2.6.   Maintenance of Loan Account; Statements of Account     27
SECTION 2.7.   Expiration Date                                        28
SECTION 2.8.   Pro Rata Treatment and Payments; Collection            28
SECTION 2.9.   Replacement of Lenders                                 29
SECTION 2.10.  Collection of Receivables                              30
SECTION 2.11.  Letters of Credit                                      31
SECTION 2.12.  Letter of Credit Participations                        31


                                 ARTICLE III.

                                    SECURITY

SECTION 3.1.   General                                                33
SECTION 3.2.   Further Security                                       33
SECTION 3.3.   Termination                                            34
SECTION 3.4.   Recourse to Security                                   34
SECTION 3.5.   Special Provisions Relating to Inventory               34
SECTION 3.6.   Special Provisions Relating to Receivables             36
SECTION 3.7.   Special Provisions Relating to Equipment               38
SECTION 3.8.   Continuation of Liens, Etc.                            38
SECTION 3.9.   Power of Attorney                                      39

                                   ARTICLE IV.

                           INTEREST, FEES AND EXPENSES

SECTION 4.1.   Interest                                               39
SECTION 4.2.   Interest After Event of Default; Late Fee              39
SECTION 4.3.   Fee Letter                                             40
SECTION 4.4.   [Intentionally Omitted]                                40

SECTION 4.5.   Unused Line Fee; Letter of Credit Fees                 40
SECTION 4.6.   Early Termination Fee                                  40
SECTION 4.7.   Calculations                                           41
SECTION 4.8.   Indemnification in Certain Events                      41
SECTION 4.9.   Taxes                                                  41

                                  ARTICLE V.

                              CONDITIONS OF LENDING

SECTION 5.1.    Conditions to Initial Borrowing or Letter of Credit   44
SECTION 5.2.    Conditions Precedent to Each Loan and Each Letter of
                Credit                                                49

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1.    Representations and Warranties of the Borrowers       50

                                  ARTICLE VII.

                           COVENANTS OF THE BORROWERS

SECTION 7.1.    Affirmative Covenants                                 59
SECTION 7.2.    Negative Covenants                                    69

                                  ARTICLE VIII.

                               FINANCIAL COVENANTS

SECTION 8.1.    Current Ratio                                         76
SECTION 8.2.    Stockholders Equity                                   76
SECTION 8.3.    Capital Expenditures                                  77

                                   ARTICLE IX.

                                EVENTS OF DEFAULT

SECTION 9.1.    Events of Default                                     77
SECTION 9.2.    Acceleration, Termination of Commitments and
                Cash Collateralization                                78
SECTION 9.3.    Remedies                                              79
SECTION 9.4.    Right of Setoff                                       81
SECTION 9.5.    License for Use of Software and Other
                Intellectual Property                                 81
SECTION 9.6.    No Marshalling; Deficiencies; Remedies
                Cumulative                                            82
SECTION 9.7.    Waivers                                               82
SECTION 9.8.    Further Rights of the Agent                           82

                                   ARTICLE X.

                                   THE AGENT

SECTION 10.1    Authorization and Action                              83
SECTION 10.2.   Agent's Reliance, Etc.                                84
SECTION 10.3.   TBCC and Affiliates                                   84
SECTION 10.4.   Lender Credit Decision                                85
SECTION 10.5.   Indemnification                                       85
SECTION 10.6.   Successor Agent                                       85
SECTION 10.7.   Co-Agent                                              86

                                   ARTICLE XI.

                         ASSIGNMENTS AND PARTICIPATIONS

SECTION 11.1.  Conditions to Assignments                              86
SECTION 11.2.  No Representations, Etc.                               87
SECTION 11.3.  Record of Assignments                                  88
SECTION 11.4.  New Notes                                              88
SECTION 11.5.  Participations                                         88
SECTION 11.6.  Disclosure                                             89
SECTION 11.7.  Security Interest to Federal Reserve Bank              89

                                  ARTICLE XII.

                               GENERAL PROVISIONS

SECTION 12.1.  Governing Law                                          89
SECTION 12.2.  Submission to Jurisdiction                             89
SECTION 12.3.  Service of Process                                     90
SECTION 12.4.  Jury Trial                                             90
SECTION 12.5.  Limitation of Liability                                90
SECTION 12.6.  Delays; Partial Exercise of Remedies                   90
SECTION 12.7.  Notices                                                90
SECTION 12.8.  Indemnification; Reimbursement of Expenses of
               Collection                                             91
SECTION 12.9.  Amendments and Waivers                                 92
SECTION 12.10. Counterparts; Telecopied Signatures                    93
SECTION 12.11. Severability                                           93
SECTION 12.12. Maximum Rate                                           93
SECTION 12.13. Entire Agreement; Successors and Assigns               94
SECTION 12.14. Joint and Several Liability of the Borrowers           94
SECTION 12.15. Confidentiality                                        95

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is entered into as of October 22, 1997, by and among GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation having its chief executive office and principal place of business at 1579
Straits Turnpike, Middlebury, Connecticut 06762, GENERAL DATACOMM, INC., a Delaware corporation having its chief executive office and principal place of business at 1579 Straits Turnpike, Middlebury, Connecticut 06762, GDC FEDERAL SYSTEMS, INC., a Delaware corporation having its chief executive office and principal place of business at 3131 Fairview Park Drive, Falls Church, Virginia, GDC NAUGATUCK, INC., a Delaware corporation having its chief executive office and principal place of business at 1579 Straits Turnpike, Middlebury, Connecticut 06762, VITAL NETWORK SERVICES, INC., a Delaware corporation having its chief executive office and principal place of business at 6 Rubber Avenue, Naugatuck, Connecticut (collectively, the "Borrowers"), TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation having its principal office at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 and having an office at 76 Batterson Park Road, Farmington, Connecticut 06032 ("TBCC"), the other financial institutions from time to time parties hereto (together with TBCC, the "Lenders"), THE CIT GROUP/BUSINESS CREDIT, INC., as co-agent (in such capacity, the "Co-Agent"), and TBCC, as agent for the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H :


         WHEREAS, the Borrowers wish to obtain a revolving credit facility and a term loan facility to refinance existing indebtedness and for general working capital purposes; and

         WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and other extensions of credit to the Borrowers in an aggregate amount not to exceed $40,000,000;

         NOW, THEREFORE, the Borrowers, the Lenders, the Co-Agent and the Agent hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS


         SECTION 1.1. General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Advance" means a loan or advance made by a Lender hereunder.

         "Affiliate" means as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly fifteen percent (15%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or fifteen percent (15%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

         "Agreement" means this Loan and Security Agreement, as amended, supplemented or otherwise modified from time to time.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in accordance with Section 11.1 and in substantially the form of Exhibit C annexed hereto.

         "Auditors"  means  Coopers & Lybrand  L.L.P.  or such other  nationally
recognized  firm  of  independent  public   accountants   selected  by  GDC  and
satisfactory to the Agent in its sole discretion.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as that title may be amended from time to time, or any successor statute.

         "Base Rate" means the higher of (a) the highest prime, base or equivalent rate of interest announced from time to time by Citibank, N.A., First National Bank of Chicago and Bank of America of Illinois (which may not be the lowest rate of interest charged by such bank) and (b) the published annualized rate for

90-day dealer commercial paper which appears in the "Money Rates" section of The Wall Street Journal.

     "Benefit Plan" means a "defined benefit plan" as defined in Section 3(35) of ERISA for which any Loan Party or any ERISA Affiliate has been an "employer" as defined in Section 3(5) of ERISA within the past six years.

     "Borrowing Base Certificate" has the meaning specified in Section 7.1(k)
(iv).

     "Borrowing Base Parties" means the Borrowers, DataComm Canada and DataComm England.

     "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in Farmington, Connecticut or Chicago, Illinois are required or permitted by law to close.

     "Business Plan" means a business plan, consisting of projected balance sheets and related cash flow statements, profit and loss statements and income statements, together with appropriate supporting details and a statement of the underlying assumptions which covers the three-year period commencing January 1, 1997 and which is prepared on a quarterly basis.

     "Capital Expenditures" means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise and shall include all payments in respect of Capitalized Lease Obligations and leasehold improvements, but shall exclude software that is capitalized.

     "Capitalized Lease Obligations" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above; (iv) commercial paper, other than commercial paper issued by a Borrower or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) other instruments, commercial paper or investments acceptable to the Agent in its sole discretion.

     "Change of Control" means one or more of the following events:

                      (a) less than a majority  of the  members of
                  any Borrower's  Board of Directors shall be persons who either
                  (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

                     (b) the stockholders of any Borrower shall approve any plan or proposal for the liquidation or dissolution of such Borrower; or

                     (c) a Person or group of  Persons  acting in
                  concert (other than the direct or indirect beneficial owners of the capital stock of GDC as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of GDC representing more than thirty-five percent (35%) of the combined voting power of the outstanding voting securities for the election of directors (after giving effect to the rights of the holders of GDC's Class B Stock to have ten votes per share under certain circumstances) or shall have the right to elect a majority of the Board of Directors of GDC.

         "Charge Over Shares" means the Charge Over Shares, substantially in the form of Exhibit S, made by GDC in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

         "Closing Date" means the date of execution and delivery of this Agreement.

         "Code" has the meaning specified in Section 1.3.

         "Collateral" means the Receivables, Inventory, Equipment and the other collateral specified in this Agreement and the collateral specified in the Security Documents.

         "Collateral Access Agreements" means any landlord waiver, mortgagee waiver, bailee letter or similar acknowledgment of any warehouseman or processor in possession of Inventory, in each case substantially in the form of Exhibit E.

         "Collections" means all cash, funds, checks, notes, instruments and any other form or remittance tendered by account debtors in respect of payment of Receivables.

         "Commitment" as to any Lender means Revolving Credit Commitment of such Lender and the Term Loan Commitment of such Lender, as applicable.

         "Commitment Period" means the period from the Effective Date to but not including the Expiration Date.

        "Compliance Certificate" has the meaning specified in Section 7.1(k)(i).

         "Concentration Account" has the meaning specified in Section 2.10.

         "Concentration Account Agreement" has the meaning specified in Section
          2.10.

         "Concentration Bank" has the meaning specified in Section 2.10.

         "Consolidated   Current  Assets"  means  all  assets  which  would,  in
accordance with GAAP, be classified on a balance sheet of GDC and its Subsidiaries as current assets.

         "Consolidated Current Liabilities" means all liabilities which would, in accordance with GAAP, be classified on a balance sheet of GDC and its Subsidiaries as current liabilities.

         "Contingent Obligation" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another Person, except endorsements in the ordinary course of business.

          "Contribution   Agreement"   means  the  Indemnity,   Subrogation
and Contribution Agreement, substantially in the form of Exhibit N, made by the Guarantors and the Borrowers (other than GDC) in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

         "Convertible   Senior   Subordinated   Debentures"   means  the  7-3/4%
Convertible Senior Subordinated Debentures of GDC due 2002 offered pursuant to the Offering Memorandum and issued pursuant to the Indenture.

         "DataComm Canada" means General DataComm Ltd., a Subsidiary of GDC that is incorporated under the laws of Canada.

         "DataComm England" means General DataComm Limited, a Subsidiary of GDC that is organized under the laws of England and Wales.

         "DataComm Leasing" means DataComm Leasing Corporation, a Delaware corporation and a Subsidiary of GDC.

         "Debenture" means the Debenture, substantially in the form of Exhibit O, between DataComm England and the Agent, as amended, supplemented or otherwise modified from time to time.

         "Default" means any of the events specified in Section 9.1, whether or not any of the requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Defaulting Lender" has the meaning given thereto in Section  2.9.

         "Dollars" and the sign "$" means freely transferable lawful currency of the United States.

         "Domestic Subsidiary" means any Subsidiary of GDC other than a Foreign Subsidiary.

         "Effective Date" means the date on which all of the conditions specified in Section 5.1 shall have been satisfied.

         "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $1,000,000,000; (iii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any state thereof which has a net worth, determined in accordance with GAAP, in excess of $500,000,000; or (v) a finance company,
insurance  company,   bank,  other  financial  institution  or  fund
reasonably acceptable to the Agent and the Borrowers; provided, however, that neither a Borrower nor an Affiliate of a Borrower nor a direct competitor of the Borrower shall qualify as an Eligible Assignee under this definition.

         "Eligible Inventory" means only such Inventory of a Borrower located in the United States consisting of raw materials, work in process or finished goods ready for sale which are readily usable and merchantable, undamaged and not obsolete or obsolescent, which is free from any claim of title or Lien in favor of any Person (other than the Agent) and except where no event has occurred and no condition exists which would substantially impair a Borrower's ability to use or sell such Inventory in the ordinary course of its business and which the Agent, in its sole discretion, shall deem eligible to serve as collateral for Advances, based on such considerations as the Agent may deem appropriate from time to time and less any such reserves as the Agent, in its sole discretion, may require, including, without limitation, reserves for special order goods. No Inventory shall be Eligible Inventory unless the Agent has a first priority perfected Lien thereon. No Inventory shall be Eligible Inventory if it is located on property not owned by a Borrower unless such property is subject to a duly executed Collateral Access Agreement and such Inventory is segregated or otherwise separately identifiable from the assets of other Persons. The value of Eligible Inventory shall be computed at the lower of cost (computed on a "first in, first out" basis) or market. Any Inventory of a Borrower that is not in the control or possession of such Borrower and is covered by a warehouse receipt, a bill of lading or other document of title shall in no event be Eligible Inventory unless such warehouse receipt, bill of lading or document of title is in the name of or held by the Agent.

         "Eligible Receivables" means and includes only those unpaid Receivables of a Borrowing Base Party, without duplication, which (i) arise out of the rendition of services ordinarily rendered or a bona fide sale of goods of the kind ordinarily sold by a Borrowing Base Party in the ordinary course of its business and are evidenced by an invoice, (ii) are made to a Person competent to contract therefor who is not an Affiliate of a Borrowing Base Party and is not controlled by an Affiliate of a Borrowing Base Party, (iii) are not in dispute,
(iv) are not subject to renegotiation or redating, (v) are free and clear of any Lien in favor of any Person other than the Agent, (vi) mature as stated in the assignment thereof to the Agent and as set forth in the duplicate invoice or other supporting data covering such sale, and (vii) are not subject to any deduction, offset, counterclaim, claim of payment or other condition. No Receivable shall be an Eligible Receivable unless the Agent has a first priority perfected Lien thereon. No Receivable of a Borrowing Base Party shall be an Eligible Receivable if it is more than one hundred twenty days past the date of the original invoice or it is more than sixty days past the due date therefor. The Agent may treat any Receivable as ineligible if:
                           (a) any warranty  contained  in this  Agreement or in
                  any other Loan Document with respect to such Receivable or in any assignment or statement of warranties or representations relating to such Receivable delivered by a Borrowing Base Party to the Agent has been breached or is untrue in any material respect; or

                           (b) the account debtor or any Affiliate of the account debtor has disputed liability, or made any claim with respect to any other Receivable due from such account debtor or Affiliate to a Borrowing Base Party; or

                           (c) the  account  debtor or any of its  assets or any
                  Affiliate of the account debtor is the subject of an Insolvency Event or, in the sole discretion of the Agent, likely to become the subject of an Insolvency Event; or

                           (d) the account debtor or any Affiliate of the
                  account debtor has called a meeting of its creditors to obtain any general financial accommodation; or

                           (e) the account debtor is also a supplier to or creditor of a Borrowing Base Party (excluding amounts owed to Specified Accounts Debtors in the ordinary course of business), to the extent of the amount owed by such Borrowing Base Party to the account debtor; or

                           (f) the  sale is to an  account  debtor  outside  the
                  United States, England and Canada (excluding Nova Scotia, Newfoundland and Prince Edward Island) (a "foreign account debtor"), unless the sale is (i) on letter of credit, acceptance or other terms acceptable to the Agent, (ii) to a foreign account debtor approved by the Agent or (iii) to a foreign account debtor not covered by clause (i) or (ii), provided that the aggregate Receivables created by all sales to all foreign account debtors under clauses (ii) and (iii) do not exceed $10,000,000, provided, further that the aggregate Receivables created by all sales to all foreign account debtors under clause (iii) do not exceed $5,000,000; or

                           (g) fifty  percent  (50%) or more of the  accounts of
                  the account debtor and its Affiliates to a Borrowing Base Party are unpaid more than one hundred twenty days past the date of the applicable invoice or more than sixty days past the due date; or

                           (h) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the relevant Borrowing Base Party assigns its right to payment under such account to the Agent as collateral hereunder in full compliance with (including, without limitation, the filing of a written notice of the assignment and a copy of the assignment with, and receipt of acknowledgment thereof by, the appropriate contracting and disbursing offices pursuant to) the Assignment of Claims Act of 1940, as amended (31 U.S.C. e 203); provided, that such Receivables shall be ineligible pursuant to this clause (h) only to the extent they exceed $1,000,000 in the aggregate; or

                           (i) it arises out of the rendition of services, to
                  the extent that such Receivable is not earned within 45 days of the date it is created; or

                           (j) the sale is to an account debtor in the provinces
                  of Nova Scotia, Newfoundland or Prince Edward Island; or

                           (k) the Agent believes, in its sole discretion,  that
                  collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's inability or unwillingness to pay.

         "Environmental Guaranty and Indemnity Agreement" means the Environmental Guaranty and Indemnity Agreement made by GDC and GDC Naugatuck, Inc. in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit H, as amended, supplemented or otherwise modified from time to time.

         "Environmental Laws" means all federal, state and local statutes, laws (including common or case law), rulings, regulations or governmental, administrative or judicial policies, directives, orders or interpretations applicable to the business or property of a Borrower relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

         "Equipment" means all machinery, equipment, furniture, fixtures, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever situated now or hereafter owned by a Borrower or in which a Borrower may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ee 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

         "ERISA Affiliate" means any entity required to be aggregated with any Loan Party under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

         "Event of Default" means the occurrence of any of the events specified in Section 9.1.

         "Excess Availability" means, with respect to the Borrowers, as of the date of determination thereof, the aggregate amount of Revolving Credit Loans the Borrowers would be permitted to have outstanding, based on the formulas and the other provisions set forth in this Agreement, which exceeds the aggregate amount of Revolving Credit Loans then outstanding.

         "Existing   Indebtedness"   means  the  Indebtedness  of  GDC  and  its
Subsidiaries  existing on the date of the initial Loan hereunder as specified in
Schedule 7.2(a).

         "Existing Loan Facility" means the Third Amended and Restated Revolving Credit and Security Agreement, dated as of November 30, 1995, among BNY Financial Corporation (as successor in interest to The Bank of New York Commercial Corporation), GDC and certain of its Affiliates, and all other agreements, documents and instruments executed and delivered by GDC or any of its Affiliates in connection therewith, each as amended, supplemented or otherwise modified from time to time.

         "Existing Mortgages" means the mortgages in favor of The Chase Manhattan Bank (National Association), as Agent on the Mortgaged Properties, as disclosed on Schedule 7.2(i).

         "Expiration Date" means the earlier of (a) the date occurring three years from the Closing Date, as such date may be extended in accordance with
Section 2.7 and (b) the date of termination of the Lenders' obligations to make Loans pursuant to the terms hereof.

         "Federal Funds Effective Rate" for any day, means the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for such Business Day, the average of the quoted rates for such Business Day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Each determination by the Agent of the Federal Funds Effective Rate shall, in the absence of manifest error, be conclusive.

         "Fee Letter" means the letter agreement, dated even date herewith, between GDC and TBCC, as amended, supplemented or otherwise modified from time to time.

         "Financial Covenants" means those covenants set forth in Article VIII.

         "Financial Statements" means the balance sheets, statements of operations, cash flows, profits and losses, shareholder's equity and changes in intercompany balances of GDC and its Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

         "Foreign Subsidiary" means any Person (i) that is a "controlled foreign corporation," as defined in Section 957(a) of the Internal Revenue Code and (ii) of which GDC or any of its Subsidiaries is a "United States shareholder," as defined in Section 951(b) of the Internal Revenue Code, excluding DataComm England, DataComm Canada and any other Person that is incorporated, organized or formed under the laws of Canada or England or any province or territory thereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of this Agreement. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         "GDC" means General DataComm Industries, Inc., a Delaware corporation.

         "Governing   Documents"  means,   with  respect  to  any  Person,   the
certificate of incorporation and by-laws or other organizational or governing documents of such Person.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

         "Guarantor" means DataComm Canada, DataComm England, General DataComm International Corp., General DataComm China, Ltd., DataComm Rental Corporation, GDC Realty, Inc. and any other Person that from time to time guaranties any or all of the Obligations.

         "Guarantor Intellectual Property Security Agreement" means the Intellectual Property Security Agreement, substantially in the form of Exhibit G-2, made by the Guarantors in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

         "Guarantor   Security   Agreement"   means  the   Security   Agreement,
substantially in the form of Exhibit I, made by the Guarantors in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

         "Guaranty" means the Guaranty, substantially in the form of Exhibit L, made by the Guarantors in favor of the Agent, as amended supplemented or otherwise modified from time to time.

         "Hazardous Materials" means any and all pollutants and contaminants and any and all toxic, caustic, radioactive or hazardous materials, substances or wastes that are regulated under any Environmental Laws.

         "Hypothec" means the Movable Hypothec, substantially in the form of Exhibit P, made by DataComm Canada in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

         "Indebtedness" means, with respect to any Person, as of the date of determination thereof (without duplication), (i) all obligations of such Person to borrow money or for borrowed money of any kind or nature, including funded and unfunded debt, and hedging or swap agreements or arrangements therefor and regardless of whether the same is evidenced by any note, debenture, bond or other instrument, (ii) all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts payable under normal trade terms and which arise in the ordinary course of business), (iii) all obligations of such Person to acquire or for the acquisition or use of any fixed asset, including Capitalized Lease Obligations (but excluding operating leases), or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same are payable, (iv) the then outstanding amount of withdrawal or termination liability incurred under ERISA, (v) all Indebtedness of others secured by a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, (vi) all Indebtedness of others to the extent guaranteed by such Person and (vii) all obligations of such Person in respect of letters of credit, bankers acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person.

         "Indenture" means the Indenture dated as of September 26, 1997 between GDC and Continental Stock Transfer & Trust Company, as Trustee, as amended, supplemented or otherwise modified from time to time.

         "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law or take any corporate or similar act in furtherance thereof, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

         "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement made by the Borrowers in favor of the Agent, substantially in the form of Exhibit G-1, as amended, supplemented or otherwise modified from time to time.

         "Intercompany  Note"  means a separate  note made by  DataComm  Canada,
DataComm   England  and  each  Borrower  (other  than  GDC)  in  favor  of  GDC, substantially in the form of the Annexes to the Pledge Agreement.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, any amendments thereto, any successor statute and any regulations and guidelines promulgated thereunder.

         "Internal Revenue Service" or "IRS" means the United States Internal Revenue Service and any successor agency.

         "Inventory" means, with respect to a Person, as of the date of determination thereof, all present and future goods intended for sale, lease or other disposition by such Person, including, without limitation, all raw materials, work in process, finished goods, goods in the possession of outside processors or other third parties, goods consigned to such Person to the extent of its interest therein as consignee, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same and all records, files and writings with respect thereto.

         "Investment" in any Person means, as of the date of determination thereof, any payment or contribution, or commitment to make a payment or contribution, by any Person including, without limitation, property contributed or committed to be contributed by any Person, on its account for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or any evidence of indebtedness by reason of a loan, advance, extension of credit, guaranty or other similar obligation of any debt, liability or indebtedness of such Person in whom the Investment is made. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount outstanding of the guaranteed obligation; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

         "Letter of Credit Agreement" means the collective reference to any and all agreements from time to time entered into by the Agent and a bank or financial institution (each, an "issuing bank") pursuant to which the Agent causes such issuing bank to issue Letters of Credit for the account or benefit of GDC in accordance with the terms of this Agreement.

         "Letters of Credit" means all letters of credit issued for the account or benefit of a Borrower pursuant to Article II of this Agreement and all amendments, renewals, extensions or replacements thereof.

         "Liabilities" of a Person as of the date of determination thereof means the liabilities of such Person on such date as determined in accordance with GAAP. Liabilities to Affiliates of such Person shall be treated as Liabilities except where eliminated by consolidation in financial statements prepared in accordance with GAAP or as otherwise provided herein.

         "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         "Loan Account" has the meaning specified in Section  2.6.

         "Loan Documents" means this Agreement and all documents and instruments to be delivered by a Borrower or any of its Affiliates under or in connection with this Agreement, as each of the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, the Notes, the Mortgages, the Intellectual Property Security Agreement, the Guaranty, the Guarantor Security Agreement, the Guarantor Intellectual Property Security Agreement, the Contribution Agreement, the Pledge Agreement, the Environmental Guaranty and Indemnity Agreement, the Fee Letter, the Debenture, the
Subordination Agreement, the Lockbox Agreements, the Concentration Account Agreement, the Letter of Credit Agreement, the Charge Over Shares and the Hypothec.

         "Loan Parties" means the Borrowers and the Guarantors.

         "Loans" means the loans and financial accommodations made by the Lenders hereunder or under any Letter of Credit or Letter of Credit Agreement including, without limitation, the Term Loan and the Revolving Credit Loans.

         "Lockbox Agreement" has the meaning specified in Section 2.10.

         "Lockbox Account" has the meaning specified in Section 2.10.

         "Lockbox Bank" means any of NationsBank, N.A., Bank of Boston Connecticut, Bank of America, Bank of New York, American National Bank and Trust Company, any of their respective successors or any other banks acceptable to the Agent to act as such.

         "Material Adverse Effect" means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Loan Party, (ii) the impairment in any material respect of any Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral or (iii) a material adverse effect on the value of the Collateral or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

         "Material Contract" means any contract or other arrangement to which any Loan Party is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

         "Maximum Amount of the Facility" means Forty Million Dollars ($40,000,000).

         "Mortgage" means each of the two separate mortgages or deeds of trust made by GDC and GDC Naugatuck, Inc., respectively, in favor of the Agent, substantially in the form of Exhibit J, relating to the Mortgaged Properties, as amended, supplemented or otherwise modified from time to time.

         "Mortgaged Properties" means (i) the real property and improvements thereon located at 1579 Straits Turnpike, Middlebury, Connecticut and (ii) the real property and improvements thereon located at 6 Rubber Avenue, Naugatuck, Connecticut.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which a Borrower may incur any liability.

         "Net Cash Proceeds" means the aggregate cash proceeds (including payments from time to time in respect of installment obligations, as and when received) received by any Loan Party in respect of any sale or other disposition of assets of any Loan Party (other than sales of inventory in the ordinary course of business and the sale permitted under Section 7.2(e)(iii)), in each case net of (without duplication) (i) the amount required to repay any Indebtedness (other than the Loans) under Capitalized Lease Obligations incurred with respect to, or secured by a Purchase Money Lien on, any assets of a Loan Party that are sold or otherwise disposed of in connection with such asset sale,
(ii) the reasonable out-of-pocket expenses incurred by such Loan Party in effecting such sale or other disposition and (iii) any taxes reasonably attributable to such asset sale and reasonably estimated by such Loan Party to be actually payable.

         "9% Convertible Subordinated Debentures" means the 9% Convertible Subordinated Debentures of GDC due 2006 issuable pursuant to the 9% Indenture.

         "9% Indenture" means the Indenture dated as of May 1, 1997 GDC and Continental Stock Transfer & Trust Company as Trustee, as supplemented by the Supplemental Indenture dated as of September 26, 1997 and as further amended, supplemented or otherwise modified from time to time.

         "Notes" means the Term Notes and the Revolving Credit Notes.

         "Notice of Borrowing" has the meaning specified in Section 2.3(a).

         "Obligations" means and includes all loans (including the Loans), advances (including the Advances), debts, liabilities, obligations, covenants and duties owing by any Borrower to the Agent or to the Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other agreement executed in connection herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit (including, without limitation, the Letters of Credit), loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired. The term includes, without limitation, all interest (including interest accruing on or after an Insolvency Event, whether or not an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, attorneys' fees, and any other sum properly chargeable to any Borrower under this Agreement, the Notes, the other Loan Documents or any other agreement executed in connection herewith or therewith.

         "Offering Memorandum" means the Offering Memorandum dated September 23, 1997 relating to the Convertible Senior Subordinated Debentures.

         "Other Taxes" has the meaning specified in Section 4.9(b).

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "Permitted Discretion" means the Agent's good faith judgment based upon any factor which the Agent reasonably believes (i) is likely to adversely affect the value of any Eligible Receivable or Eligible Inventory, the enforceability or priority of the Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) indicates that any collateral report or financial information delivered to the Agent by any Person on behalf of a Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Loan Party or any of the Eligible Receivables; or (iv) creates or reasonably could be expected to create an Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Receivables or Eligible Inventory as well as any of the following factors: (x) the financial and business climate of a Loan Party's industry, (y) changes in collection history and dilution with respect to the Receivables and (z) any other factors that materially adversely change the credit risk of lending to the Borrowers on the security of the Receivables or the Inventory. The burden of establishing lack of good faith shall be on the Borrowers.

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing: (i) Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or Liens the enforcement of which are, at all times effectively and fully stayed and are being contested in good faith by appropriate proceedings diligently conducted, (ii) deposits or pledges (but nothing in this clause (ii) shall permit the creation of Liens on Receivables or Inventory) to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business, (iii) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of the Property which do not materially impair either the use of the Property in the operation of the business of a Borrower or the value of the Property, (iv) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect, (v) rights of general application reserved to or vested in any municipality or other governmental, statutory or public authority to control or regulate the Property, or to use the Property in a manner which does not materially impair the use of the Property for the purposes for which it is held by a Borrower, (vi) state and municipal Liens for personal property taxes where no enforcement or execution proceedings have been taken in respect thereof, provided that the same do not exceed $100,000 in the aggregate at any time and
(vii) Purchase Money Liens.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) a court or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

         "Plan"  means  any  employee  benefit  plan,   program  or  arrangement
maintained or contributed to by any Loan Party or with respect to which it may incur liability.

         "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit F, made by GDC and certain of its affiliates in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

        "Prohibited Transaction" has the meaning specified in Section 6.1(y)(v).

         "Property" or "the Property" means and includes the real property owned, leased or controlled by a Borrower.

         "Purchase Money Liens" has the meaning specified in Section 7.2(a)(v).

         "Qualification" or "Qualified" means, with respect to any report of independent public accountants covering Financial Statements, a material qualification to such report (i) resulting from a limitation on the scope of examination of such Financial Statements or the underlying data, (ii) as to the capability of GDC and its Subsidiaries to continue operations as a going concern or (iii) which could be eliminated by changes in Financial Statements or notes thereto covered by such report (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in a Default or an Event of Default.

         "Receivables" means all present and future accounts, contract rights, promissory notes, chattel paper, documents, tax refunds, rights to receive tax refunds, bonds, certificates, insurance policies, insurance proceeds, patents, patent applications, copyrights (registered and unregistered), royalties, licenses, permits, franchise rights, authorizations, customer lists, rights of indemnification, contribution and subrogation, leases, drafts, computer tapes, programs, discs and software, trade secrets, computer service contracts, trademarks, trade names, service marks and names, logos, goodwill, deposits, causes of action, choses in action, judgments, designs, blueprints, plans, know-how, all other general intangibles, claims against third parties of every kind or nature, investment securities, notes, drafts, acceptances, letters of credit and rights to receive proceeds of letters of credit, instruments and deposit accounts, book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all leasehold rights in any merchandise or goods which any of the same may represent, all books, ledgers, files and records with respect to any Collateral or security given by a Borrower to the Agent, for the ratable benefit of the Lenders, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit.

         "Register" has the meaning specified in Section  11.3.

         "Replacement Lender" means an Eligible Assignee that has agreed to acquire and assume all or part of a Lender's Loans and Commitment pursuant to
Section 2.9.

         "Replacement Notice" has the meaning specified in Section 2.9.

         "Reportable Event" means any of the events described in Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the 30-day notice requirement to the PBGC has been waived.

         "Required Lenders" means, at any date, Lenders having or holding a majority of the sum of (i) the aggregate Revolving Credit Commitments at such date, (ii) the aggregate Term Loan Commitments at such date and (iii) the outstanding principal amount of the Term Loan at such date or (b) if the Commitments have been terminated, the holders of a majority of the outstanding principal amount of the Loans in the aggregate at such date.

         "Requirement of Law" means (a) the Governing Documents, (b) any applicable law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Borrower or any of its property.

         "Responsible  Officer"  means the Chief  Executive  Officer,  the Chief
Financial   Officer,    the   Chief   Operating   Officer,   the   Senior   Vice
President-Finance, the Treasurer or the Controller of GDC.

         "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

         "Revolving Credit Commitment" means (a) with respect to each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1 as such Lender's "Revolving Credit Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Revolving Credit Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the aggregate Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

         "Revolving Credit Commitment Percentage" means at any time, for each Lender, the percentage obtained by dividing such Lender's Revolving Credit Commitment by the Revolving Credit Commitments of all Lenders, provided that at any time when the Revolving Credit Commitments shall have been terminated, each Lender's Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

         "Revolving Credit Loans" has the meaning specified in Section  2.1(a).

         "Revolving Credit Note" has the meaning specified in Section 2.1(c).

         "Security Documents" means Article III of this Agreement, the Intellectual Property Security Agreement, the Mortgages, the Guarantor Security Agreement, the Guarantor Intellectual Property Security Agreement, the Pledge Agreement, the Debenture, the Lockbox Agreements, the Concentration Account
Agreement, the Hypothec, the Charge Over Shares and any other agreement delivered in connection herewith which purports to grant a Lien in favor of the Agent to secure any or all of the Obligations.

         "Solvent" means when used with respect to any Person that as of the date as to which such Person's solvency is to be measured:

                  (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with applicable law) as they become absolute and matured;

                  (b) it has sufficient capital to conduct its business; and

                  (c) it is able to meet its debts as they mature.

         "Specified Account Debtor" means MCI and any other account debtor approved in writing by the Agent from time to time.

         "Stockholders Equity" means, with respect to any Person, as of the date of determination thereof, (i) total assets determined in accordance with GAAP (excluding therefrom net software development costs that are capitalized, to the extent they exceed $26,000,000, and amounts due from Affiliates), less (ii) total Liabilities, plus
(iii) the Convertible Senior Subordinated Debentures, plus (iv) 60% of capital stock and subordinated Indebtedness issued after the date hereof with the prior written consent of the Required Lenders (it being understood that the subordinated Indebtedness permitted under Sections 7.2(a)(viii) and (ix) shall be excluded from this clause (iv)).

         "Subordination    Agreement"   means   the   Subordination   Agreement,
substantially in the form of Exhibit Q, among GDC, the Agent and DataComm Leasing, as amended, supplemented or otherwise modified from time to time.

         "Subsidiary" means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity. DataComm Leasing shall not be deemed to be a Subsidiary of GDC for purposes of this Agreement other than consolidated financial reporting.

         "Taxes" has the meaning specified in Section 4.9(a).

         "Term Loan" has the meaning specified in Section 2.2(a).

         "Term Loan Commitment" means the amount set forth opposite such Lender's name on Schedule 1 as such Lender's "Term Loan Commitment".

         "Term Loan Expiration Date" means the earlier of (a) September 15, 2002 and (b) the date on which the Term Loan becomes due and payable pursuant to Section 9.2(a).

         "Term Note" has the meaning specified in Section 2.2(b).

         "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that is reasonably likely to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Article VIII shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the Compliance Certificates required to be delivered pursuant to Section 7.1 shall include calculations setting forth the adjustments necessary to demonstrate how GDC and its Subsidiaries are in compliance with the Financial Covenants based upon GAAP as in effect on the Closing Date.

         SECTION 1.3. Other Terms; Headings. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code, from time to time, in effect in the State of Illinois (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Agreement as a whole. An Event of Default shall "continue" or be "continuing" unless and until such Event of Default has been cured or has been waived in accordance with Section 12.9 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement.


                                  ARTICLE II.

                              THE CREDIT FACILITIES


         SECTION 2.1.  The Revolving Credit Loans.

         (a) Each Lender, subject to Section 2.5 and the other terms and conditions of this Agreement, severally agrees to make loans (the "Revolving Credit Loans") to GDC, from time to time during the Commitment Period at GDC's request to the Agent, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Revolving Credit Commitment Percentage of an aggregate amount equal to
(i) up to 80% of the Eligible Receivables, plus (ii) up to 50% of the Eligible Inventory, all of the foregoing less such reserves as the Agent, in its sole and absolute discretion, shall deem proper; provided, however, that in no event shall the aggregate amount of Revolving Credit Loans outstanding at any time in respect of Eligible Inventory exceed the lesser of (x) $7,500,000 and (y) 50% of the aggregate outstanding principal balance of all Revolving Credit Loans; and provided, further, that in no event shall the aggregate amount of Revolving Credit Loans outstanding at any time exceed $25,000,000.

         (b) The Agent, at any time in the exercise of its Permitted Discretion, on prior written notice to the Borrowers, may (i) establish and increase or decrease reserves against Eligible Receivables and Eligible Inventory, (ii) reduce the advance rates against Eligible Receivables and Eligible Inventory, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Agreement, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of Eligible Receivables and Eligible Inventory. Without limiting the generality of the foregoing, the Agent shall establish a standing reserve against Eligible Receivables, in an amount from time to time determined by it in good faith, with respect to the liabilities owing by the Borrowing Base Parties to any Specified Account Debtor.

         (c) The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note payable to the order of such Lender, substantially in the form of Exhibit A (each, as amended, supplemented or otherwise modified from time to time, a "Revolving Credit Note"), executed by the Borrowers, in each case delivered to the Agent on the Effective Date. The Revolving Credit Note of each Lender shall be in a stated maximum principal amount equal to such Lender's Revolving Credit Commitment Percentage of $25,000,000.

         (d) Each Revolving Credit Loan shall, subject to Section 2.7, be payable by the Borrowers in full, with all interest accrued thereon, on the Expiration Date. The Borrowers may borrow, repay and reborrow Revolving Credit Loans, in whole or in part, in accordance with the terms hereof.

         SECTION 2.2.  The Term Loan.

                  (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make a term loan (the "Term Loan") to the Borrowers on the Effective Date in the principal amount equal to such Lender's Term Loan Commitment.

The Term Loan Commitment shall terminate at the close of business on the Effective Date.

                  (b) The Term Loan made by each Lender shall be evidenced by a promissory note payable to the order of such Lender, substantially in the form of Exhibit B (each, as amended, supplemented or otherwise modified from time to time, a "Term Note"), executed by the Borrowers, in each case delivered to Agent on the Effective Date. The Term Note of each Lender shall be in a stated principal amount equal to such Lender's Term Loan Commitment.

                  (c) The principal and interest owing under each Term Note shall be payable by the Borrowers in arrears in twenty consecutive quarterly installments in arrears, payable on the first day of each calendar quarter, commencing January 1, 1998, in an amount for each installment equal to the product of (a) the original principal amount of such Term Note and (b) the percentage set forth below opposite the applicable installment number below:

                        Installment              Percentage

                        1 - 4                      4.50%
                        5 - 8                      5.7533%
                        9 - 19                     6.2933%
                        20                        29.3716%

provided, that the entire outstanding balance of this Note shall be payable in full on the Term Loan Expiration Date. The parties agree that the imputed interest rate on the Term Loans is 11.51% per annum.

         SECTION 2.3.  Procedure for Borrowing.

         (a) Each borrowing shall be made on notice, given not later than 4:00 P.M. (Chicago time) on the Business Day immediately preceding the date of the proposed borrowing, by GDC to the Agent. Each such notice of a borrowing (a "Notice of Borrowing") shall be by telecopier, in substantially the form of Exhibit M, specifying therein the requested (i) date of such borrowing and (ii) aggregate amount of such borrowing. Upon receipt of any Notice of Borrowing from GDC, the Agent shall promptly notify each Lender thereof. On each date on which a Loan is made, each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrowers at the Agent's account specified in Section 2.8(a) prior to 2:00 P.M., Chicago time, on the borrowing date requested by the GDC, in funds immediately available to the Agent. Such borrowing will then be made available to the Borrowers by the

Agent wire transferring to an account of the Borrowers' choosing as specified in writing from time to time the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing date that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such borrowing date, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent, on demand, an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Revolving Credit Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Revolving Credit Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(b) shall be conclusive in the absence of manifest error. If such Lender's Revolving Credit Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such borrowing date, the Agent shall be entitled to recover, on demand, from the Borrowers, such amount with interest thereon at the rate per annum applicable to Revolving Credit Loans hereunder.

         SECTION 2.4. Application of Proceeds. The proceeds of all Loans shall be used by the Borrowers to repay the Existing Loan Facility and for its general working capital purposes.

         SECTION 2.5.  Maximum Amount of the Facility; Mandatory
Prepayments; Optional Prepayments.

         (a) In no event shall the sum of the aggregate outstanding principal balances of the Revolving Credit Loans and the Term Loan and the aggregate undrawn amount of all outstanding Letters of Credit exceed the Maximum Amount of the Facility. In no event shall the sum of the outstanding principal balances of the Revolving Credit Loans and the aggregate undrawn amount of all outstanding Letters of Credit exceed the Revolving Credit Commitments of all of the Lenders.

         (b) In addition to any prepayment required as a result of an Event of Default hereunder, the Loans shall be subject to mandatory prepayment as follows:

                                    (i) immediately  upon discovery by or notice
                  to a  Borrower  that any of the  lending  limits  set forth in
                  Section 2.1(a) or 2.5(a) has been exceeded, an amount sufficient to reduce the outstanding balances (and to cash collateralize outstanding Letters of Credit) to the applicable maximum allowed amount shall become due and payable by the Borrowers without the necessity of a demand by the Agent or any Lender;

                                    (ii)  subject  to  Section  2.7,  the entire
                  principal amount of the Revolving Credit Loans, together with all accrued and unpaid interest thereon, shall become due and payable on the Expiration Date;

                                    (iii) the entire outstanding amount of the
                  Term Loan shall become due and payable on the Term Loan Expiration Date; and

                                    (iv) the outstanding principal amount of the
                  Loans shall be immediately prepaid by an amount equal to 100% of all Net Cash Proceeds. Prepayments of the Loans pursuant to this Section 2.5(b)(iv) shall be applied, first, to the installments under the Term Loan pro rata in the inverse order of maturity, and second, to the outstanding principal amount of the Revolving Credit Loans.

         (c) The Borrowers may, at any time and from time to time, prepay the Term Loan, in whole but not in part, subject to Section 4.6 hereof, upon irrevocable notice given to the Agent prior to 11:00 A.M. (Chicago time) on the date of such prepayment, specifying the date of prepayment. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. If such notice is given, the entire outstanding amount of the Term Loan (including accrued and unpaid interest thereon to the date of such payment) shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loan may not be reborrowed. If the Borrowers prepay the Term Loan, the amount of accrued and unpaid interest owing thereon shall be determined by the Agent in good faith using an imputed interest rate of 11.51% per annum.

         SECTION 2.6. Maintenance of Loan Account; Statements of Account. The Agent shall maintain an account on its books in the name of the Borrowers (the "Loan Account") in which the Borrowers will be charged with all loans and advances made by the Lenders to the Borrowers or for a Borrower's account, including the Term Loan, the Revolving Credit Loans, fees, expenses and any other Obligations. The Loan Account will be credited with all amounts received by the Agent from the Borrowers or for a Borrower's account, including as set forth in Section 2.10. The Agent shall send the Borrowers a monthly statement reflecting the activity in the Loan Account. The monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers in the absence of manifest error.

         SECTION 2.7. Expiration Date. The Expiration Date may be extended for up to two successive one-year periods beyond the then effective expiration date if, not less than 180 days prior to such time, the parties hereto agree to such extension in writing. In no event may the Expiration Date be later than the date occurring five years from the Closing Date. If (a) the Borrowers give the Lenders notice of their desire to extend the Expiration Date in accordance with the immediately preceding sentence but the Lenders are unwilling to agree to such extension and (b) no Event of Default has occurred and is continuing, then notwithstanding anything to the contrary contained in Sections 2.1(d) and 2.5(b)(ii), the aggregate principal balance of the Revolving Credit Loans outstanding on the then effective Expiration Date shall be payable in twelve equal consecutive monthly installments, together with accrued and unpaid interest thereon, payable on the first Business Day of each month, commencing with the month immediately following the then effective Expiration Date.

         SECTION 2.8.  Pro Rata Treatment and Payments; Collection.

         (a) Each borrowing from the Lenders hereunder, each payment by a Borrower on account of any fee payable under Section 4.5 and any reduction of the Revolving Credit Commitments shall be made pro rata according to the respective Revolving Credit Commitment Percentages of the Lenders. Each payment by a Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Any payment (including prepayments under Section 2.5) by a Borrower during the continuance of an Event of Default shall be applied as determined by the Agent in its sole discretion. All payments (including prepayments) to be made by a Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 4:00 P.M., Chicago time, on the due date thereof to the Agent, for the account of the Lenders (except as expressly otherwise provided), at the Agent's account at The First National Bank of Chicago (Account #55-75427) in Dollars and in immediately available funds. The Agent may, but shall not be obligated to, charge any such payment due to the Loan Account. Except for payments which are expressly provided to be made to the account of the Agent only, the Agent shall distribute all payments to the Lenders on the Business Day following receipt in like funds as received. The Agent shall credit all such payments to the Loan Account, conditional upon final collection; credit will be given for cleared funds received during business hours one Business Day after receipt thereof by the Agent at its account at The First National Bank of Chicago

(Account #55-75427). Notwithstanding anything to the contrary contained in this Agreement, if a Lender exercises its right of setoff under Section 9.4 or otherwise, any amounts so recovered shall promptly be shared by such Lender with the other Lenders pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

         (b) If (i) the Lenders' commitment to make Loans has been terminated in accordance with Section 9.2(b), (ii) the Agent reasonably believes that fraud has occurred by a Loan Party against a Lender or the Agent and the Agent has given the Borrowers written notice of the basis of such belief or (iii) the Obligations shall have become due and payable (whether by declaration or automatically) pursuant to Section 9.2(a), the Agent or its designee may notify customers or account debtors of the Borrowers that Receivables have been assigned to the Agent, for the benefit of the Lenders, or of the Agent's security interest therein, collect the same directly and charge all collection costs and expenses to the Loan Account, but unless and until it does so or gives the Borrowers other instructions, the Borrowers shall make collection of all Receivables for the Lender in a prudent and businesslike manner.

         (c) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder.

         SECTION 2.9. Replacement of Lenders. If any Lender defaults in its obligation to make Loans in accordance with the terms of this Agreement (such Lender being referred to as a "Defaulting Lender") and such default shall continue unremedied for three Business Days, the Borrowers may, within sixty days after such default, by notice (a "Replacement Notice") in writing to the Agent and such Defaulting Lender, (A) request the Defaulting Lender to cooperate with the Borrowers in obtaining a Replacement Lender satisfactory to the Agent and the Borrowers; (B) request the non-Defaulting Lenders to acquire and assume all or a portion of the Defaulting Lender's Loans and Revolving Credit
Commitments, but none of such Lenders shall be obligated to do so; or (C) designate a Replacement Lender satisfactory to the Agent. If a satisfactory Replacement Lender shall be obtained or one or more of the non-Defaulting Lenders shall agree to acquire and assume all or part of the Defaulting Lender's Loans and Commitment, then such Defaulting Lender shall assign, in accordance with Article XI, all or part, as the case may be, of its Revolving Credit Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Lender or non-Defaulting Lenders, as the case may be, in exchange for payment of the principal amount or the portion thereof so assigned and all interest and fees accrued on the portion thereof so assigned, plus all or part, as the case may be, of the other Obligations then due and payable to the Defaulting Lender; provided, however, that (i) such assignment shall be on the terms and conditions set forth in Article XI, and (ii) prior to any such assignment, the Borrowers shall have paid to such Defaulting Lender (x) all amounts properly demanded and unreimbursed under Sections 4.8 and 4.9 and (y) paid to the Agent all amounts properly demanded and unreimbursed under Sections, 4.4, 4.5 and 4.6. If the Replacement Lender and non-Defaulting Lenders shall only be willing to acquire less than all of the Defaulting Lender's outstanding Loans and Revolving Credit Commitment, the Loans and Revolving Credit Commitment of the Defaulting Lender shall not terminate as provided herein, but shall be reduced proportionately, and the Defaulting Lender shall continue to be a "Lender" hereunder with a reduced Revolving Credit Commitment and Revolving Credit Commitment Percentage. Upon the effective date of such assignment, the Borrowers shall issue replacement Notes to such Replacement Lender, non-Defaulting Lenders and the Defaulting Lender, as the case may be, in exchange for the Notes of the Defaulting Lender theretofore outstanding, and such Replacement Lender shall, if not already a Lender, become a "Lender" for all purposes under this Agreement and the other Loan Documents.

         SECTION 2.10. Collection of Receivables. Subject to Section 7.1(s)(iv), GDC, the Agent and a Lockbox Bank shall enter into five separate agreements, each in form and substance satisfactory to the Agent (each, as amended, supplemented or otherwise modified from time to time, a "Lockbox Agreement"), which, among other things, shall provide for the opening of an account (each, a "Lockbox Account") for the deposit of each Borrower's Collections at a Lockbox Bank. Each Borrower shall promptly direct all of its account debtors to send their remittances to a lockbox established pursuant to a Lockbox Agreement. All Collections and other amounts received by any Borrower from any of its account debtors shall promptly upon receipt be deposited into a Lockbox Account. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts held in each Lockbox Account shall be wired each Business Day into an account (a "Concentration Account") maintained by the Agent at a financial institution acceptable to GDC and the Agent (a "Concentration Bank"). GDC shall enter into two separate agreements with the Agent and the Concentration Bank, in substantially the form of Exhibit R (each, as amended, supplemented or otherwise modified from time to time, a "Concentration Account Agreement"). All amounts received by a Borrower from any source (except for Collections and any other amounts received by any Borrower from any of its account debtors) shall promptly upon receipt be deposited into a separate Concentration Account maintained by the Agent at a Concentration Bank. Upon and subject to the terms and subject to the conditions set forth in the Concentration Account Agreement, all amounts held in the Concentration Account shall be transferred each Business Day into an account maintained by the Agent at

First National Bank of Chicago. The Agent will credit all such payments to the Borrower's account, conditional upon final collection; credit will be given only for cleared funds received prior to 4:00 P.M., Chicago time, by the Agent at its account at First National Bank of Chicago (Account #55-75427), or such other bank as the Agent may designate; provided, however, that for purposes of calculating interest due to the Agent for the benefit of the Lenders, credit will be given to collections one Business Day after receipt of cleared funds. In all cases, the Loan Account will be credited only with the net amounts actually received in payment of Receivables.

         SECTION 2.11. Letters of Credit. Upon the request of GDC, the Agent shall, subject to Sections 2.1, 2.5 and the other provisions of this Agreement, cause a bank or financial institution acceptable to the Agent to issue for the account or benefit of a Borrower, Letters of Credit of a tenor and containing terms acceptable to the Agent and the issuer of such Letter of Credit, in a maximum aggregate face amount outstanding at any time not to exceed Five Million Dollars ($5,000,000); provided, that no Letter of Credit shall have an expiration date after the Expiration Date. The term of any standby Letter of Credit shall not exceed three hundred sixty (360) days from the date of issuance. The term of any documentary Letter of Credit shall not exceed one hundred twenty (120) days from the date of issuance. It is further agreed that
(a) an amount equal to 105% of the aggregate unpaid face amount of Letters of Credit covering goods imported to the United States shall be reserved out of amounts available for borrowing under the Revolving Credit Loans, (b) an amount equal to 100% of the aggregate unpaid face amount of all other Letters of Credit shall be reserved out of amounts available for borrowing under Revolving Credit Loans and (c) a sum equal to the aggregate face amount of all outstanding Letters of Credit shall be included in calculating outstanding amounts for purposes of calculating the Maximum Amount of the Facility. Upon each drawing or payment under a Letter of Credit, the amount of such drawing or payment for all purposes under this Agreement shall become and be deemed to be, without any further action on the part of any Person, a Revolving Credit Loan made by the Lenders on the date of such drawing or payment (but without any requirement for compliance with the conditions precedent to the making of Loans contained in this Agreement).

         SECTION 2.12.  Letter of Credit Participations.

         (a) The Agent irrevocably agrees to grant and hereby grants to each Lender, and, to induce the Agent to join in the application to issue Letters of Credit in accordance with the terms hereof, each Lender irrevocably agrees to accept and purchase from the Agent, on the terms and conditions hereinafter stated, for such Lender's own account and risk, an undivided interest equal to such Lender's Revolving Credit Commitment Percentage in the Agent's obligations and rights under each

Letters of Credit Agreement and in the amount of each draft reimbursed by the Agent thereunder. Each Lender unconditionally and irrevocably agrees with the Agent that, if a draft is paid under any Letter of Credit for which the issuing bank is not reimbursed in full by a Borrower in accordance with the terms of the Letter of Credit Agreement, such Lender shall pay to the Agent (for the sole account of the Agent), upon the Agent's demand, an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed by a Borrower.

         (b) If any amount required to be paid by any Lender to the Agent pursuant to Section 2.12(a) in respect of any unreimbursed portion of any payment made by the issuing bank under any Letter of Credit is paid to the Agent within three Business Days after the date such payment is due, such Lender shall pay to the Agent on demand an amount equal to the product of (i) such amount and
(ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to be made to the date on which such payment has been made to the Agent and (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to
Section 2.12(a) is not paid to the Agent by such Lender within three Business Days after the date such payment is due, the Agent shall be entitled to recover from such Lender, on the Agent's demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans hereunder. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Agent has made any reimbursement in respect of any Letter of Credit and has received from any Lender its pro rata share of such reimbursement in accordance with Section 2.12(a), the Agent receives any payment related to such Letters of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Agent), or any payment of interest on account thereof, the Agent will distribute to such Lender its pro rata share thereof; provided, however, that in the event that any such payment received by the Agent shall be required to be returned by the Agent, such Lender shall return to the Agent the portion thereof previously distributed by the Agent to it.

                                  ARTICLE III.

                                    SECURITY


         SECTION 3.1. General. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, each Borrower hereby grants to the Agent, for the ratable benefit of the Lenders, a Lien on and security interest in all of its present and future Receivables, Inventory and Equipment (but excluding Equipment acquired with the proceeds of Indebtedness permitted under Section 7.2(a)(v) to the extent that the agreements governing such Indebtedness prohibit the granting of a junior lien thereon and such prohibition has not been waived), wherever located, and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether cash or other property) and products thereof including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith. As further security for the Obligations, and to provide other assurances to the Agent, for the ratable benefit of the Lenders, the Agent shall receive, among other things:

         (a)      the Intellectual Property Security Agreement;

         (b)      the Pledge Agreement;

         (c)      the Mortgages;

         (d)      the Guarantor Security Agreement;

         (e)      the Guarantor Intellectual Property Security Agreement;

         (f)      the Debenture;

         (g)      the Hypothec;

         (h)      the Lockbox Agreements;

         (i)      the Concentration Account Agreement; and

         (j)      the Charge Over Shares.

         SECTION 3.2. Further Security. Each Borrower also grants to the Agent, for the ratable benefit of the Lenders, as further security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, a Lien on and security interest in all property of each Borrower in the possession of or deposited with or in the custody of the Agent, any Lender or any Affiliate, representative, agent or correspondent thereof and in all present and future deposit accounts. For purposes of this Agreement, any property in which the Agent, any Lender or any such Affiliate, representative, agent or correspondent has any security or title retention interest shall be deemed to be in the custody of the Agent, such Lender or such Affiliate, representative, agent or correspondent.

         SECTION 3.3. Termination. Upon the termination of this Agreement and all outstanding Letters of Credit and the indefeasible payment in cash in full of all Obligations, the Agent shall promptly deliver to the Borrowers, upon request and at the expense of the Borrowers, releases and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security and the Borrowers shall deliver to the Agent and the Lenders a general release of all of the Agent's and the Lenders' liabilities and obligations under all Loan Documents and an acknowledgment that the same have been terminated (except for those provisions which are expressly stated to survive the termination of this Agreement).

         SECTION 3.4. Recourse to Security. Recourse to security shall not be required for any Obligation hereunder and each Borrower hereby waives any requirement that the Agent or any Lender exhaust any right or take any action against any of the Collateral before proceeding to enforce the Obligations against any Borrower.

         SECTION 3.5.  Special Provisions Relating to Inventory.

         (a) All Inventory. The security interest in the Inventory granted to the Agent, for the ratable benefit of the Lenders, shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title, warehouse receipts, and to proceeds resulting from the sale or other disposition of Inventory. Until all of the Obligations have been satisfied and all outstanding Letters of Credit have been terminated, the Agent's security interest in Inventory and in all proceeds thereof shall continue in full force and effect and the Agent shall have, in its sole and absolute discretion and at any time upon the occurrence and continuance of an Event of Default or if the Agent reasonably believes that fraud has occurred, the right to take physical possession of Inventory and to maintain it on the premises of a Borrower, in a public warehouse, or at such other place as the Agent may deem appropriate. If the Agent exercises such right to take possession of the Inventory, each Borrower will, upon demand, and at such Borrower's cost and expense, assemble the Inventory and make it available to the Agent at a place or places convenient to the Agent.

         (b) No Liens. Each Borrower represents and warrants that all of its Inventory is, and will be, owned by such Borrower free and clear of all Liens, other than Permitted Liens and Liens in favor of the Agent. All Inventory shall be maintained at the locations shown on Schedule 3.5(b) hereto, except for Inventory moved from such locations solely for the purpose of sale in the ordinary course of a Borrower's business, and except for such sales and returns in the ordinary course of business, the Borrowers will not sell, encumber, grant a security interest in, dispose of or permit the sale, encumbrance, return or disposal of any Inventory without the prior written consent of the Agent. If sales are made for cash, each Borrower shall, upon the occurrence and continuance of an Event of Default or if the Agent reasonably believes that fraud has occurred, immediately deliver to the Agent, for the ratable benefit of the Lenders, the checks or other forms of payment which it receives, together with any necessary endorsements.

         (c) Further Assurances. Each Borrower will perform any and all steps that the Agent may request to perfect the Agent's security interests in the Inventory, including, without limitation, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to the Agent, maintaining stock records, conducting lien searches and transferring Inventory to warehouses. In each case, each Borrower shall take such action as promptly as possible after requested by the Agent but in any event within ten calendar days after any such request is made except that each Borrower shall take such action immediately upon the Agent's request following the occurrence and during the continuance of an Event of Default. If any Inventory is in the possession or control of any Person other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by the Agent, the Borrowers shall notify such Person of the Agent's security interest therein and, upon request, instruct such Person or Persons to hold all such Inventory for the account of the Agent, for the ratable benefit of the Lenders, and subject to the Lender's instructions. If so requested by the Agent, the Borrowers (as promptly as possible after requested by the Agent but in any event within ten calendar days after any such request is made) will deliver to the Agent warehouse receipts covering any Inventory located in warehouses showing the Agent, for the ratable benefit of the Lenders, as the beneficiary thereof and will also deliver to the warehouseman such agreements relating to the release of warehouse Inventory as the Agent may reasonably request. A physical verification of all Inventory wherever located will be taken by the Borrowers at least every twelve months and, in any case, as often as reasonably requested by the Agent, and a copy of such physical verification shall be promptly thereafter submitted to the Agent. The Borrowers shall also submit to the Agent, for the ratable benefit of the Lenders, a copy of the annual physical Inventory as observed and tested by their public accountants in accordance with generally accepted auditing standards and GAAP. From time to time, and at least once every month in any event, the Borrowers shall execute and deliver to the Agent, for the ratable benefit of the Lenders, a confirmatory written instrument, in form and substance satisfactory to the Agent, listing all the Inventory (and which, for each month, shall be delivered to the Agent for receipt by it on or prior to the 20th day of the following month), but any failure to execute or deliver the same shall not affect or limit the Agent's security interest in and to the Inventory. The Borrowers shall, upon request by the Agent, deliver a report of Inventory, based upon a physical count, which shall describe the Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory. The Borrowers shall promptly deliver to the Co-Agent copies of all verifications, instruments and other materials delivered to the Agent under this clause (c).

         (d) Inventory Records. Each Borrower shall maintain full, accurate and complete records respecting the Inventory describing the kind, type and quantity of the Inventory, such Borrower's cost therefor, withdrawals therefrom and additions thereto, including a perpetual inventory.

         SECTION 3.6.  Special Provisions Relating to Receivables.

         (a) Assignments, etc. Promptly upon the request of the Agent, the Borrowers shall execute and deliver to the Agent, for the ratable benefit of the Lenders, confirmatory written assignments to the Agent of the Receivables, but the failure to execute or deliver any schedule or assignment shall not affect or limit any security interest or other right of the Agent or any Lender in and to any Receivable. Promptly upon the Agent's request therefor, the Borrowers shall also furnish to the Agent copies of invoices to customers and shipping and delivery receipts or warehouse receipts thereof. The Borrowers will also furnish the Agent with detailed monthly agings (which, for each month, shall be delivered to the Agent for receipt by it on or prior to the 20th day of the following month) and such other documents and instruments the Agent may request in connection with any Receivables. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall deliver to the Agent the originals of all letters of credit, notes, and instruments in its favor and such endorsements or assignments as the Agent may reasonably request. Each Borrower shall promptly deliver to the Agent the originals of all notes and instruments in an amount in excess of $300,000 in its favor, together with such endorsements or assignments in form and substance reasonably satisfactory to the Agent.

         (b) Records, Collections, etc. The Borrowers shall promptly report all material credits to the Agent. The Borrowers shall notify the Agent of all material returns and recoveries of merchandise and of all claims asserted with respect to merchandise. The Borrowers shall promptly report to the Agent each such material return, repossession or recovery of merchandise, advising the Agent of the location thereof and providing it with a description of such goods and their location. The Borrowers shall not settle or adjust any dispute or claim, or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise, except in the ordinary course of its business, without the Agent's consent. The Agent may at any time, upon the occurrence and continuance of an Event of Default or if the Agent reasonably believes in its sole and absolute discretion that fraud has occurred by a Loan Party against a Lender or the Agent (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable, and (ii) notify account debtors on the Receivables that the Receivables have been assigned to the Agent, and that payments in respect thereof shall be made directly to the Agent. Where a Borrower receives collateral of any kind or nature by reason of transactions between itself and its customers or account debtors, such Borrower will hold the same on the Agent's behalf, subject to the Agent's instructions, and as property forming part of the Receivables. Where a Borrower sells goods or services to a customer which also sells goods or services to it or which may have other claims against it, such Borrower will so advise the Agent, promptly upon being notified of such order and in time to permit the Agent to establish a reserve therefor. Each Borrower hereby irrevocably authorizes and appoints the Agent, or any Person the Agent may designate, as its attorney-in-fact, at such Borrower's sole cost and expense, to exercise, subject to the limitations set forth below, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been indefeasibly paid and satisfied in full in cash: (i) upon the occurrence and during the continuance of an Event of Default, to receive, take, endorse, sign, assign and deliver, all in the name of the Agent or a Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (ii) to request at any time from customers indebted on Receivables verification of information concerning Receivables and the amount owing thereon; (iii) to receive, open and dispose of all mail containing remittances addressed to a Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate; (iv) upon the occurrence and during the continuance of an Event of Default, to take or bring, in the name of the Agent or a Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of Receivables or file and sign any Borrower's name on a proof of claim in bankruptcy or similar document against any obligor of any Borrower.

         SECTION 3.7.  Special Provisions Relating to Equipment.

         (a) Location. Each item of Equipment of a Borrower, now owned or hereafter acquired, will be kept at the locations shown on Schedule 3.7(a) hereto and may not be moved without the prior written consent of the Agent, except from one such location to another such location. Each Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of Equipment, such Borrower's cost therefor and accumulated depreciation thereof and retirements, sales, or other dispositions thereof, all of which records shall be available during such Borrower's usual business hours on demand to any of the officers, employees or agents of the Agent.

         (b) Repair. Each Borrower shall keep all of its Equipment in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, and will make all repairs and replacements when and where necessary and practical, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof. Each Borrower shall repair and maintain all Equipment in accordance with industry practices in a manner sufficient to continue the operation of its business as heretofore conducted. Each Borrower shall keep accurate lists and records of all the Equipment. The Equipment shall be used in accordance with law and the manufacturer's instructions and shall be kept separate from and shall not be annexed or affixed to or become part of the Property or any other realty.

         (c) Disposal. Where a Borrower is permitted to dispose of any Equipment under this Agreement or by any consent thereto hereafter given by the Lenders, such Borrower shall do so at arm's length, in good faith and by using its best efforts to obtain the maximum amount of recovery practicable therefor and without impairing the operating integrity or value of the remaining Equipment.

         SECTION 3.8. Continuation of Liens, Etc. The Borrowers shall defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein, other than claims relating to Liens permitted by the Loan Documents. Each Borrower agrees to comply with the requirements of all state and federal laws to grant to the Agent, for the ratable benefit of the Lenders, valid and perfected first security interests in the Collateral. The Agent is hereby authorized by each Borrower to sign such Borrower's name and or file any financing statements or similar documents or instruments covering the Collateral whether or not such Borrower's signature appears thereon. Each Borrower agrees, from time to time, at the Agent's request, to file notices of Liens, financing statements similar document or instruments, and amendments, renewals and continuations thereof, and cooperate with the Agent's representatives, in connection with the continued perfection and protection of the Collateral.

           SECTION 3.9. Power of Attorney. In addition to all of the powers granted to the Agent in this Article III, each Borrower hereby appoints and constitutes the Agent as such Borrower's attorney-in-fact to, upon the occurrence and during the continuance of an Event of Default, (i) convey any item of Collateral to any purchaser thereof, (ii) give or sign such Borrower's name to any notices or statements necessary or desirable to create or continue the Lien on any Collateral granted hereunder and (iii) make any payment or take any act necessary or desirable to protect or preserve any Collateral. The Agent's authority hereunder shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral and take any other actions arising from or incident to the powers granted to the Agent under this Agreement. This power of attorney is coupled with an interest and is irrevocable.

                                  ARTICLE IV.

                           INTEREST, FEES AND EXPENSES


         SECTION 4.1. Interest. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, interest on the Revolving Credit Loans payable monthly in arrears on the first Business Day of each month, commencing with the month immediately following the Effective Date, and on the Expiration Date at a fluctuating rate which is equal to (i) the Base Rate then in effect plus (ii) one percent (1%), each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

         SECTION 4.2.  Interest After Event of Default; Late Fee.

         (a) From the date of occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been cured or waived, interest on the Revolving Credit Loans shall be payable on demand at a rate per annum equal to the rate that would be otherwise applicable thereto under Section
4.1 plus two percent (2%).

         (b) If any installment of the Term Loan is not paid within five days after its due date, the Borrowers agree to pay to the Agent, for the ratable benefit of the Lenders, on demand, a late fee in an amount equal to 5% of such installment.

         SECTION 4.3. Fee Letter. GDC shall pay to TBCC the fees referred to in the Fee Letter on the Effective Date.

         SECTION 4.4.  [Intentionally Omitted].

         SECTION 4.5.  Unused Line Fee; Letter of Credit Fees.

         (a) The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders that have Revolving Credit Commitments, on the first Business Day of each month, commencing with the month immediately following the Effective Date, and on the Expiration Date, in arrears, an unused line fee equal to one half of one percent (.50%) per annum of the difference, if positive, between (i) $25,000,000 and (ii) the average daily outstanding amount of the Revolving Credit Loans during such month or portion thereof.

         (b) The Borrowers shall promptly pay to the Agent all costs and expenses charged to the Agent by any issuer of a Letter of Credit which relate directly to the opening, amending or drawing under Letters of Credit. In addition, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, on the first Business Day of each month, commencing with the month immediately following the Effective Date, and on the Expiration Date, in arrears, a fee equal to two percent (2%) per annum of the daily average of the face amount of the Letters of Credit outstanding during the preceding month or during the interim period ending on the Expiration Date, as the case may be.

         SECTION 4.6. Early Termination Fee. The Borrowers shall have the right to terminate this Agreement at any time on sixty days' prior written notice to the Agent and the Lenders; provided that on the date of such termination all Obligations, including all interest and fees payable to the date of such termination, shall be paid in full. If the Borrowers give such notice to terminate or prepays the Term Loan prior to the fifth anniversary of the date of this Agreement, the Borrowers shall pay a fee to the Agent, for the ratable benefit of the Lenders that hold Term Notes, in an amount equal to (a) two and one-half percent (2.5%) of the outstanding balance of the Term Loan on the date of such termination or prepayment if such termination or prepayment occurs prior to the second anniversary of the Closing Date, (b) one and one-half percent (1.5%) of the outstanding balance of the Term Loan on the date of such termination of prepayment if such termination or prepayment occurs on or after the second anniversary but prior to the third anniversary of the Closing Date and (c) one percent (1%) of the outstanding balance of the Term Loan on the date of such termination of prepayment if such termination or prepayment occurs on or after the third anniversary but prior to the fifth anniversary of the Closing Date.

      SECTION 4.7. Calculations. All calculations of interest and fees hereunder shall be made by the Agent or any Lender, on the basis of a year of 360 days for the actual number of days elapsed in the period for which such interest or fees are payable. Each determination by the Agent or any Lender of an interest rate, fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 4.8. Indemnification in Certain Events. If, after the Closing Date, (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, any Lender or any other banking or financial institution from whom such Lender borrows funds or obtains credit, (ii) the Agent or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) the Agent or any Lender reasonably determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause
(iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on the Agent's or such Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, and any of the foregoing events described in clauses (i), (ii) and (iii) increases the cost to the Agent or such Lender of funding or maintaining the Loans, or reduces the amount receivable in respect thereof by the Agent or such Lender, then the Borrowers shall upon demand by the Agent or such Lender pay to the Agent or such Lender additional amounts sufficient to indemnify the Agent or such Lender against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrowers by the Agent or such Lender, and shall be conclusive absent manifest error.

         SECTION 4.9.  Taxes.

         (a) Any and all payments made by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interest and all other liabilities with respect thereto ("Taxes"), including any Taxes imposed under Section 7701(l) of the Internal Revenue Code, excluding in the case of the Agent and each Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or any political subdivision thereof. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan to or for the benefit of the Agent or any Lender, (A) the sum payable shall be increased to the extent necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 4.9) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and (C) such Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrowers agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Loan Documents, (ii) from the transfer of the rights of the Agent or any Lender under any Loan Documents to any transferee or (iii) from the execution or delivery by the Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or such Lender of its rights under, any and all Loan Documents (hereinafter referred to as "Other Taxes").

         (c) The Borrowers agree to indemnify the Agent and the Lenders for the full amount of (i) Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes and (iii) any Taxes (other than Taxes imposed by any jurisdiction on amounts payable under this Section 4.9) paid by the Agent or any Lender and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within thirty days from the date the Agent or such Lender certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Agent or any Lender in good faith to the Borrowers shall, absent manifest error, be final, conclusive and binding on all parties.

         (d) Within thirty days after the date of any payment of Taxes or Other Taxes, the Borrowers will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

         (e) If a Person organized under the laws of a jurisdiction outside of the United States acquires an interest in this Agreement or any Loan, on or prior to the effective date of such acquisition, it will deliver to the Borrowers and the Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Person is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a reduced rate; and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to the Borrowers and the Agent a Form 1001 or 4224, and Form W-8 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of such Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at a reduced rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Person is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Person from duly completing and delivering any such form with respect to it, and such Person advises the Borrowers and the Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States federal income tax or (b) with such withholding at a reduced rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) If any Taxes for which the Borrowers would be required to make payment under this Section 4.9 are imposed, the Agent and the Lenders shall use their reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning their rights hereunder to a related entity or a different office) which would not in the sole opinion of the Agent and the Lenders be otherwise disadvantageous to the Agent and the Lenders.

         (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.9 shall survive the termination of this Agreement and the indefeasible payment in full of the Obligations.

                                   ARTICLE V.

                              CONDITIONS OF LENDING


         SECTION 5.1. Conditions to Initial Borrowing or Letter of Credit. The obligation of the Lenders to make the initial Loan or to cause to be issued the initial Letter of Credit hereunder is subject to the satisfaction of the following conditions prior to or concurrent with such initial Loan or Letter of
Credit:

         (a) the Agent shall have received the following, each dated the date of the initial Loan or Letter of Credit or as of an earlier date acceptable to the Agent, in form and substance satisfactory to the Agent and its counsel and the
Lenders:

           (i) the Revolving Credit Notes and the Term Notes, each duly executed by the Borrowers;

          (ii) the Intellectual Property Security Agreement, duly executed by the Borrowers;

          (iii) (A) each Mortgage, duly executed by the mortgagor party thereto and (B) the Environmental Guaranty and Indemnity Agreement, duly executed by the Borrowers;

          (iv) (A) the Guarantor Security Agreement, duly executed by the Guarantors, and (B) the Guarantor Intellectual Property Security Agreement, duly executed by the Guarantors;

           (v) (A) the Pledge Agreement, duly executed by the pledgors party thereto and duly acknowledged by the issuers of the shares pledged thereunder, and (B) the Charge Over Shares, duly executed by GDC, in each case together with the stock certificates evidencing such shares and related stock powers executed in blank (it being understood that the Borrower shall not be required to pledge more than 66% of the shares of capital stock in each Foreign Subsidiary);

           (vi)  the Debenture, duly executed by DataComm England;

           (vii)   the Hypothec, duly executed by DataComm Canada;

           (viii) (A) the  Guaranty,  duly  executed by the  Guarantors,  and
(B)  the  Contribution  Agreement,  duly executed by the Loan Parties
(other than GDC).

           (ix) the Fee Letter, duly executed by GDC;

           (x) acknowledgement copies of Uniform Commercial Code financing statements and similar instruments under Canadian and English law (naming the Agent as secured party and each Loan Party as debtor) and termination statements, in form and substance satisfactory to the Agent, duly filed in all jurisdictions that the Agent deems necessary or desirable to perfect and protect the Liens created hereunder and under the Security Documents;

            (xi) completed requests for information, dated on or before the date of the initial Loan or Letter of Credit, listing all effective financing statements (or similar registrations) filed in the jurisdictions referred to in clause (x) above, that name a Loan Party as debtor, together with copies of such financing statements (or similar registrations);

            (xii) evidence of (A) the recording of each Mortgage, the Intellectual Property Security Agreement and the Guarantor Intellectual Property Security Agreement with all offices that the Agent deems necessary or desirable to perfect and protect the Liens created thereunder and (B) the release of all mortgages, security agreements and assignments previously encumbering any of the Collateral covered thereby in all offices as the Agent may deem necessary or desirable to perfect and protect the Liens created under the Security Documents;

             (xiii) a certificate executed by a Responsible Officer certifying that since June 30, 1997, no change, event, occurrence or development or event involving a prospective change has occurred which has had or could reasonably be expected to have a Material Adverse Effect except as disclosed in the Business Plan delivered pursuant to Section 5.1(a)(xvii), and that all information provided by or on behalf of any Loan Party to the Agent hereunder or in connection herewith is true and correct in all material respects;

             (xiv) the opinions of New York counsel, Connecticut Counsel, Canadian counsel and English counsel for the Loan Parties, in each case covering such matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require;

              (xv) copies of all policies of insurance required by this Agreement and the other Loan Documents, together with loss payee endorsements for all such policies naming the Agent as lender loss payee and an additional insured;

              (xvi) in respect of each Mortgage, the consent of The Chase Manhattan Bank (National Association), as Agent and a mortgagee's title policy
(A) dated the Effective Date in an amount satisfactory to the Agent; (B) insuring that such Mortgage creates a valid third Lien on the Mortgaged Property subject thereto, free and clear of all Liens except the Lien in favor of the Agent, Liens permitted hereunder and other Liens that are satisfactory to the Agent; (C) naming the Agent as the insured thereunder; (D) in the form of ALTA Loan Policy-1992; and (E) containing revolving endorsements, affirmative zoning coverage and such other endorsements and effective coverage as the Agent may request, together with evidence that all premiums in respect of such policy have been paid by or on behalf of GDC and GDC Naugatuck, Inc.;

              (xvii)   a  copy  of  the   Business   Plan, accompanied by a
certificate executed by a Responsible Officer certifying to the Agent that the Business Plan has been prepared in good faith based upon the assumptions contained therein and all information currently available and, as of the date of such certificate, such Responsible Officer is not aware of any information contained in the Business Plan which is false or misleading in any material respect;

             (xviii)  copies of  the certificate of incorporation and bylaws
(or equivalent organizational documents) of each Loan Party and a copy of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or Assistant Secretary of such Loan Party certifying (A) that such copies of the certificate of incorporation, bylaws (or equivalent organizational documents) and resolutions are true, complete and accurate copies thereof, have not been amended or modified and are in full force and effect and (B) the incumbency, names and true signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party;

             (xix) a certified copy of the certificate of the Secretary of State (or equivalent Governmental Authority) of its state of incorporation, dated within five days of the Effective Date, listing the certificate of incorporation of such Loan Party and each amendment thereto on file in such official's office and certifying that (A) such amendments are the only amendments to such certificate of incorporation on file in that office, (B) to the extent relevant, that such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is in good standing in that jurisdiction;

            (xx) a good standing certificate from the Secretary of State (or equivalent Governmental Authority) of each state in which each Loan Party is qualified as a foreign corporation, each dated within five days of the Effective Date;

            (xxi) a certificate, duly executed by the Chief Financial Officer of GDC to the effect that the Borrowing Base Parties are Solvent and will be Solvent on a consolidated basis after giving effect to the consummation of the transactions contemplated by the Loan Documents and otherwise in form and substance satisfactory to the Agent;

            (xxii) copies of unaudited Financial Statements of GDC as of June 30, 1997;

            (xxiii) copies of any agreements, documents or instruments evidencing obligations of any Loan Party for borrowed money due to any Person which will remain outstanding after the Effective Date, which shall be satisfactory to the Agent and the Lenders;

             (xxiv) a Borrowing Base Certificate, duly executed by GDC;

             (xxv) an appraisal of the Inventory and Equipment of the Borrowers conducted by an appraiser acceptable to the Agent, which shall be in form and substance satisfactory to the Agent;

             (xxvi) (A) the five separate Lockbox Agreements, duly executed by GDC and the Lockbox Bank party thereto and (B) the two separate Concentration Account Agreements, duly executed by GDC and the Concentration Bank;

             (xxvii) a survey of each of the Mortgaged Properties, certified in a manner satisfactory to the Agent (which shall include flood certification) and endorsements to each of the title policies for each such Property omitting or otherwise affirmatively insuring all exceptions which in any way are attributable to the lack of a survey;

             (xxviii) the Subordination Agreement, duly executed by GDC and DataComm Leasing;

             (xxix) such agreements and instruments as any issuer of Letters of Credit deems necessary to issue Letters of Credit;

             (xxx) evidence satisfactory to the Agent that the Articles of Association and the Memorandum of Association of DataComm England have been amended, in form and substance satisfactory to English counsel to the Agent; and

             (xxxi) such other agreements and instruments as the Agent deems necessary in its reasonable discretion in connection with the transactions contemplated hereby.

         (b) There shall be no pending or threatened litigation, proceeding, inquiry or other action (i) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby or (ii) which affects or could affect the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of any Loan Party, except, in the case of clause (ii), where such litigation, proceeding, inquiry or other action could not be expected to have a Material Adverse Effect in the judgment of the Agent.

         (c) The Borrowers shall have paid all (i) accrued fees and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including, without limitation, all of the Agent's examination, audit, appraisal, and travel expenses and the reasonable fees and expenses of counsel to the Agent) and (ii) fees to be paid on the Effective Date referred to in this Agreement and the Fee Letter.

         (d) The Borrowers shall have been released from all obligations under the Existing Loan Facility and all related documents and agreements pursuant to a release in form and substance satisfactory to the Agent and all Liens related thereto shall have been released or terminated.

         (e) Except for (i) the filing of financing and termination (and similar) statements under the Code and English and Canadian law and the recording of the releases specified in Section 5.1(a)(xi) and (ii) consents or authorizations which have been obtained and are specified in Schedule 6.1(f) hereto (including the consents required under
Section 5.1(a)(xvi)), no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection, with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or the continuing operations of any Loan Party following the consummation of such transactions.

         (f) No change, occurrence, event or development or event involving a prospective change that could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing since June 30, 1997 as determined by the Agent in its reasonable discretion, except as disclosed in the Business Plan delivered pursuant to Section 5.1(a)(xvii).

         (g) The Agent and its counsel shall have performed (i) a review satisfactory to the Agent of all of the Material Contracts and other assets of each Loan Party, the financial condition of each Loan Party, including all of its tax, litigation, environmental and other potential contingent liabilities, and the corporate and capital structure of GDC and its Subsidiaries; (ii) vendor and reference checks; and (iii) a pre-closing audit and collateral review, in each case with results satisfactory to the Agent.

         (h) Each Loan Party shall be in compliance in all material respects with all Requirements of Law and Material Contracts.

         (i) The Liens in favor of the Agent shall have been duly perfected and shall constitute first priority Liens, except as otherwise expressly permitted in the Loan Documents.

         (j) The Agent shall have syndicated at least $20,000,000 of the Commitments to one or more Lenders other than TBCC.

         SECTION 5.2. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make any Loan or cause to be issued any Letter of Credit is subject to the satisfaction of the following conditions precedent:

         (a) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or issuance of such Letter of Credits if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

         (b) no Default or Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit as of the date of such request; and

         (c) no Material Adverse Effect shall have occurred and be continuing.

Each borrowing of Loans hereunder shall be deemed to be a representation and warranty by the Borrowers to the Agent and the Lenders that the conditions set forth in this Section 5.2 have been fulfilled on and as of the date of such borrowing.

                                  ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES


         SECTION 6.1. Representations and Warranties of the Borrowers. The Borrowers represent and warrant as follows:

         (a) Organization, Good Standing and Qualification. Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except where the failure to be so qualified or authorized could not be reasonably expected to have a Material Adverse Effect. Schedule 6.1(a) specifies all the jurisdictions in which each Loan Party is qualified to do business as a foreign corporation as of the Closing Date.

         (b) Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of each Loan Party is, and the books and records of such Loan Party and all of its chattel paper and records of Receivables are maintained exclusively in the possession of such Loan Party at, the address of such Loan Party specified in Schedule 6.1(b)(i). There is no jurisdiction in which any Loan Party maintains any Collateral (except for vehicles and Inventory in transit for processing) other than those jurisdictions specified in Schedule 6.1(b)(ii) with respect to such Loan Party. The legal name and address of each location at which any Loan Party's Inventory is located are specified in Schedule 6.1(b)(ii). Schedule 6.1(b)(ii) indicates whether each location specified therein is leased or owned by a Loan Party. None of the receipts received and to be received by any Loan Party from any warehouseman states that the Inventory or Equipment covered thereby is to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

         (c) Authority. Each Loan Party has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All corporate action necessary for the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (including the consent of shareholders where required) has been taken.

         (d) Enforceability. This Agreement is and, when executed and delivered, each other Loan Document to which each Loan Party is a party will be, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

         (e) No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party does not and will not contravene (i) any of the Governing Documents of such Loan Party, (ii) any Requirement of Law or (iii) any contract to which such Loan Party is a party or by which it or its property is bound and will not, except as expressly specified herein, result in the imposition of any Liens upon any of its properties.

         (f) Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any shareholders of any Loan Party or any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of any Loan Party following such consummation, except (i) those that have been obtained or made and are specified in Schedule 6.1(f) (including the consents required under Section 5.1(a)(xvi)),
(ii) the filing of financing and termination (and similar) statements under the Code and English and Canadian law and (iii) the recording of the Mortgages, the Intellectual Property Security Agreement, the Guarantor Intellectual Property Security Agreement and related releases.

         (g) Subsidiaries. The Borrowers and the other Loan Parties have no direct or indirect Subsidiaries, except as specified in Schedule 6.1(g).
Schedule 6.1(g) indicates whether each Subsidiary is a Domestic Subsidiary or a Foreign Subsidiary.

         (h) Solvency. The Borrowing Base Parties on a consolidated basis are Solvent and will be Solvent upon the completion of all transactions contemplated to occur on or before the Effective Date (including, without limitation, the Loans to be made on the Effective
Date).

         (i) Financial Data. GDC has provided to the Agent and the Lenders complete and accurate copies of annual audited Financial Statements for the fiscal year ended September 30, 1996, certified by the Auditors, and unaudited Financial Statements for the fiscal period ended June 30, 1997. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position, results of operations and cash flows of GDC and its Subsidiaries for each of the periods covered. GDC and its Subsidiaries have no Contingent Obligation or liability for taxes, unrealized losses, unusual forward or long-term commitments or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. During the period from June 30, 1997 to and including the date hereof there has been no sale, transfer or other disposition by GDC or any of its Subsidiaries of any material part of its business or property (other than sales of inventory in the ordinary course of business) and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of GDC and its Subsidiaries at June 30, 1997. Since June 30, 1997, (i) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Business Plan delivered pursuant to Section 5.1(a)(xvii), and (ii) none of the capital stock of the Borrowers has been redeemed, retired, purchased or otherwise acquired for value by the Borrowers.

         (j) Accuracy and Completeness of Information. All data, reports and information heretofore, contemporaneously or hereafter furnished by or on behalf of any Loan Party in writing to the Agent or any Lender or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time. There are no facts now known to any officer of the Borrowers which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or any certificate, opinion or other written statement previously furnished by any Loan Party to the Agent or any Lender.

         (k) No Joint Ventures or Partnerships. No Loan Party is engaged in any joint venture or partnership with any other Person except as set forth in
Schedule 6.1(k).

         (l) Corporate and Trade Name. During the past five years, no Loan Party has been known by or used any other corporate, trade or fictitious name except for its name as set forth on the signature pages of the Loan Documents.

         (m) No Actual or Pending Material Modification of Business. Except as set forth on Schedule 6.1(m), there exists no actual or, to the best of the Borrowers' knowledge, threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Loan Party with any customer or group of customers whose purchases individually or in the aggregate are material to the operation of such Loan Party's business or with any material supplier.

         (n) No Broker's or Finder's Fees. No broker or finder brought about the obtaining, making or closing of the Loans or financial accommodations afforded hereunder or in connection herewith by the Agent, any Lender or by any of their respective Affiliates, except for Stephen Smith. No broker's or finder's fees or commissions will be payable by any Loan Party to any Person in connection with the transactions contemplated by this Agreement, except to Stephen Smith.

         (o) Investment Company. No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans or the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by this Agreement or the other Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         (p) Margin Stock. No Loan Party owns any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the proceeds of Loans will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might constitute any of the Loans under this Agreement as a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Loan Party will take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

         (q)  Taxes and Tax Returns.  Except as set forth on Schedule  6.1(q):

                                   (i) Each Loan Party has  properly  completed
                    in all material respects and timely filed, without request for extension, all income tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

                                    (ii) All taxes, assessments,  fees and other
                  governmental charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) and the Borrowers have no liability for taxes in excess of the amounts so paid or reserves so established.

                                    (iii) No  material  deficiencies  for  taxes
                  have been claimed, proposed or assessed by any taxing or other Governmental Authority against GDC or any of its Subsidiaries and no tax Liens have been filed. There are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in an additional liability for taxes. Either the federal income tax returns of GDC and its Subsidiaries have been audited by the Internal Revenue Service and such audits have been closed or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of GDC ended September 30, 1993. No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to GDC and its Subsidiaries.

                                    (iv) Neither GDC nor any of its Subsidiaries
                  is a party to or has any obligations under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

         (r) No Judgments or Litigation. Except as specified in Schedule 6.1(r), no judgments, orders, writs or decrees are outstanding against any Loan Party, nor is there now pending or threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any Loan Party that (i) could individually or in the aggregate be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Notes any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

         (s) Real Property. Except as specified in Schedule 6.1(s), no Loan Party owns or leases any real property. Such Schedule sets forth whether such real property is leased or owned and indicates which Loan Party is the lessee of such leased property.

         (t) Title to Property. Each Loan Party has (i) good and marketable fee simple title to or valid leasehold interests in all of its real property and
(ii) good and marketable title to all of its other property, in each case subject to no Liens other than those Liens permitted by Section 7.2(i).

         (u) No Other Indebtedness. After giving effect to the closing of this Agreement and the transactions contemplated hereby, no Loan Party has any Indebtedness other than Indebtedness permitted under Section 7.2(a).

         (v) Investments; Contracts. Except as specified in Schedule 6.1(v), no Loan Party (i) has committed to make any Investment; (ii) is a party to any indenture, agreement, contract, instrument or lease or subject to any charter, by-law or other corporate restriction or any injunction, order, restriction or decree, which would materially and adversely affect its business, operations, assets or financial condition; (iii) is a party to any "take or pay" contract (i.e., a contract which obligates the purchaser to purchase a minimum amount of goods or services) as to which it is the purchaser; or (iv) has any material contingent or long-term liability, including management contracts (excluding employment contracts of full-time individual officers or employees disclosed to the Agent), which would have a Material Adverse Effect.

         (w) No Defaults. After giving effect to the closing of the transactions contemplated herein, no Loan Party is in default under any material term of any Material Contract or Requirement of Law.

         (x) Rights in Collateral; Priority of Liens. All property consisting of Collateral is owned or leased by the Loan Parties, free and clear of any and all Liens in favor of third parties, other than Permitted Liens and the Liens under the Existing Mortgages, and to the extent such Collateral consists of real estate, the Loan Parties have good record and marketable title in fee simple to such real estate, subject to the Existing Mortgages. Upon the proper filing and recording of the financing and termination statements specified in Section
5.1(a)(x) and the Security Documents and releases specified in Section 5.1(a)(xii), the Liens granted pursuant to the Loan Documents constitute valid, enforceable and perfected first priority Liens on the Collateral, except as otherwise expressly permitted in the Loan Documents.

         (y) ERISA.

                                    (i)  Neither  a Loan  Party  nor  any  ERISA
                  Affiliate maintains or contributes to any Plan, other than those specified in Schedule 6.1(y).

                                    (ii)   Each  Loan   Party  and  each   ERISA
                  Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code).

                                    (iii) No Termination  Event has occurred nor
                  has any other event occurred that is likely to result in a Termination Event. Neither a Loan Party or any ERISA Affiliate, nor any fiduciary of any Plan, is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement.

                                    (iv)  Neither  a Loan  Party  nor any  ERISA
                  Affiliate is required to or reasonably expects to be required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

                                    (v) Each Loan Party and each ERISA Affiliate
                  are in compliance in all respects with any applicable provisions of ERISA with respect to all Plans. There has been no prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code (a "Prohibited Transaction") with respect to any Plan or any Multiemployer Plan. Each Loan Party and each ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining thereto. With respect to each Plan and Multiemployer Plan, each Loan Party and each ERISA Affiliate have not incurred any liability to the PBGC and have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                    (vi) Each Loan Party is able to pay benefits
                  under each Multiemployer Plan when due.

                                    (vii)  Neither  a Loan  Party  nor any ERISA
                  Affiliate has instituted or intends to institute proceedings to terminate any Plan.

                                    (viii) The aggregate actuarial present value
                  of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                                    (ix)  Neither  a Loan  Party  nor any  ERISA
                  Affiliate has incurred or reasonably expects to incur any material Withdrawal Liability to any Multiemployer Plan.

                                    (x) To the extent  that any Plan is insured,
                  the Loan Parties and all ERISA Affiliates have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Plan is funded other than with insurance, the Loan Parties and all ERISA Affiliates have made when due all contributions required to be paid for all periods through and including the Closing Date.

         (z) Intellectual Property. Set forth on Schedule 6.1(z) is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Loan Party owns or licenses all material patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. No Loan Party has infringed any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person by the sale or use of any product, process, method, substance, part or other material presently contemplated to be sold or used, where such sale or use would reasonably be expected to have a Material Adverse Effect and no claim or litigation is pending, or to the best of the Borrowers' knowledge, threatened against or affecting any Loan Party that contests its right to sell or use any such product, process, method, substance, part or other material.

         (aa) Labor Matters. Schedule 6.1(aa) accurately sets forth all labor contracts to which any Loan Party is a party as of the Closing Date, and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which any Loan Party is a party which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (bb)  Compliance  with  Environmental  Laws.  Except  as  specified  in
Schedule 6.1(bb), (i) no Loan Party is the subject of a judicial or administrative proceeding or investigation relating to the violation of any Environmental Law or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials, (ii) no Loan Party has filed or received any notice under any Environmental Law concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to property owned or leased by any Loan Party, or the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of any Loan Party and (iii) the Borrowers have no knowledge of any contingent liability for any release of any Hazardous Materials.

         (cc) Licenses and Permits. Each Loan Party has obtained and holds in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted.

         (dd) Government Regulation. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement and the other Loan Documents.

         (ee) Material Contracts. Set forth on Schedule 6.1(ee) is a complete and accurate list of all Material Contracts, showing as of the date hereof the parties, subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by a Loan Party and each other party thereto. Except as specified in Schedule 6.1(ee), none of the Material Contracts contains any burdensome restrictions on any Loan Party or any of its properties, and each Material Contract is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under such contract by any party thereto.

         (ff) Business and Properties. The business of any Loan Party is not affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         (gg) Business Plan. The Business Plan and the Financial Statements delivered to the Agent on the Closing Date were prepared in good faith on the basis of assumptions which were fair in light of the conditions existing at the time of delivery thereof, and, with respect to the Business Plan, represented, at the time of delivery, the Borrowers' best estimate of its future financial performance.

         (hh) Affiliate Transactions. Except as specified in Schedule 6.1(hh), no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of such Loan Party is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the business of such Loan Party and (ii) upon fair and reasonable terms no less favorable to such Loan Party than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

         (ii) Interrelatedness of Borrowing Base Parties. The business and operations of each Borrowing Base Party are interrelated and complement one another, and the Borrowing Base Parties have a common business purpose, with separate intercompany bookkeeping and accounting adjustments used to separate their respective assets, liabilities and transactions. To permit their uninterrupted and continuous operations, the Borrowing Base Parties presently require and will from time to time hereafter require funds for general business purposes. The proceeds of Loans will directly or indirectly materially benefit each Borrowing Base Party, regardless of which Borrowing Base Party requests or receives the proceeds of the Loans. Each Borrowing Base Party directly and materially benefits from the assets, business and operations of the other Borrowing Base Parties, including without limitation, the intellectual property assets, the marketing operations and the research and development operations of the Borrowing Base Parties. Certain of the Borrowing Base Parties could not operate its business as presently conducted without relying to a material extent on the research and development capabilities, intellectual property assets, manufacturing operations and marketing efforts of certain other Borrowing Base Parties.

         (jj) Survival of Representations. All representations made by the Borrowers in this Agreement and in any other Loan Document executed and delivered by it in connection herewith shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby.

                                  ARTICLE VII.

                           COVENANTS OF THE BORROWERS

         SECTION 7.1. Affirmative Covenants. Until termination of this Agreement and all outstanding Letters of Credit and payment and satisfaction of all
Obligations:

         (a) Corporate Existence, etc. GDC shall, and shall cause each of its Subsidiaries to, (i) maintain its corporate existence, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks, qualifications and authorizations to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, (iii) continue in, and limit its operations to, the same lines of business as presently conducted by it and (iv) conduct its business and operations in such a manner to insure that the representations and warranties contained in Section 6.1(ii) remains true and correct in all material respects at all times.

         (b) Maintenance of Property. GDC shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices.

         (c) Affiliate Transactions. GDC shall, and shall cause each of its Subsidiaries to, conduct transactions with any of its Affiliates on an arm's-length basis or other basis more favorable to such Person and which are approved by the Board of Directors of such Person.

         (d) Taxes. GDC shall, and shall cause each of its Subsidiaries to, pay, when due, (i) all tax assessments, and other governmental charges and levies imposed against it or any of its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that, unless such tax assessment, charge, levy or claim has become a Lien on any of the property of such Person, it need not be paid if it is being contested in good faith, by appropriate proceedings diligently conducted and an adequate reserve or other appropriate provision shall have been made therefor as required in accordance with GAAP.

         (e) Government Regulations. GDC shall, and shall cause each of its Subsidiaries to, comply with all applicable Federal, State, local or foreign laws and regulations, including, without limitation, those relating to environmental matters, employee matters (including the collection, payment and deposit of employees' income, unemployment and social security taxes) and with respect to pension liabilities, except where the failure to comply could not have a Material Adverse Effect.

         (f) Insurance. GDC shall, and shall cause each of its Subsidiaries to, maintain public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment, all of which policies covering the Collateral shall name the Agent as an additional insured and the Agent loss payee in case of loss, and contain other provisions as the Agent may reasonably require to protect fully the Agent's and the Lenders' interest in the Collateral and any payments to be made under such policies.

         (g) Books and Records; Inspections. GDC shall, and shall cause each of its Subsidiaries to, (i) maintain books and records (including computer printouts and programs) pertaining to the Collateral in such detail, form and scope as is consistent with good business practice and (ii) provide the Agent and its agents access to the premises of such Person at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at the Borrowers' expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of any Loan Party with any officers, employees or directors of such Person or with the Auditors. The parties hereto agree that the Co-Agent shall have the right to accompany the Agent on each audit and verification performed by the Agent pursuant to this clause (g). The Borrowers shall reimburse the Agent for the travel and related expenses of the Agent's employees or, at the Agent's option, of such outside accountants or examiners as may be retained by the Agent to verify or inspect Collateral, records or documents of each Borrower and its Subsidiaries on a regular basis or for a special inspection if the Agent deems the same appropriate. If the Agent's own employees are used, the Borrowers shall also pay such reasonable per diem allowance as the Agent may from time to time establish, or, if outside examiners or accountants are used, the Borrowers shall also pay the Agent such sum as the Agent may be obligated to pay as fees therefor. With respect to each audit performed by the Agent or its designees, the Borrowers shall not be liable for audit fees in excess of the lesser of $3,000 (or, in the case of the audit performed prior to the Closing Date, $5,000) per audit and $750 per day per auditor, except that, if an Event of Default has occurred and is continuing, the Borrowers' maximum liability for the fees for each audit shall be the greater of $3,000 per audit and $750 per day per auditor. All such Obligations may be charged to the Loan Account or any other account of a Borrower with the Agent, any Lender or any of their respective affiliates.

         (h) Notification Requirements. GDC shall timely give the Agent the following notices and other documents:

                                    (i) Notice of Defaults. Promptly, and in any
                  event within two Business Days after any Borrower becomes aware of the occurrence of a Default or Event of Default that
                  is  continuing,   a  certificate  of  a

                  Responsible   Officer specifying  the nature thereof  and the
                  Borrowers' proposed response thereto, each in reasonable detail.

                                    (ii)   Proceedings   or   Adverse   Changes.
                  Promptly, and in any event within five Business Days after any Borrower becomes aware of (A) any proceeding being instituted or threatened to be instituted by or against any Loan Party in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum in excess of $100,000, (B) any order, judgment or decree in excess of $100,000 being entered against any Loan Party or any of its properties or assets, (C) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by such Loan Party, (D) a change in the Collateral securing the Obligations from the places indicated in or permitted by this Agreement or any of the Security Documents, or (E) a proposed or actual change of any Loan Party's name, identity or corporate structure.

                                    (iii)   ERISA Notices.

                                    (A)  Promptly,  and in any event  within ten
                  Business Days after a Termination Event has occurred, a written statement of a Responsible Officer describing such Termination Event and any action that is being taken with respect thereto by GDC or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC;

                                    (B) promptly,  and in any event within three
                  Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by GDC or any ERISA Affiliate with respect to such request;

                                    (C) promptly,  and in any event within three
                  Business Days after receipt by GDC or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                                    (D) promptly,  and in any event within three
                  Business Days after receipt by GDC or any ERISA Affiliate, notice (including the nature of the event and, when known, any action taken or threatened by the

                  Internal Revenue Service or the PBGC with respect thereto) of:

                           (1) any Prohibited Transaction which could subject GDC or any ERISA Affiliate to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, or any trust created thereunder,

                           (2) any cessation of operations (by GDC or any ERISA Affiliate) at a facility in the circumstances described in Section 4063(e) of ERISA,

                           (3) a failure by GDC or any ERISA Affiliate to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                           (4) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
                           Section 307 of ERISA, or

                          (5)  any change in the actuarial assumptions or
                          funding methods used for any Plan,   where  the effect
                          of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions;

                                    (E) promptly  upon the request of the Agent,
                  each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by GDC or any ERISA Affiliate, and schedules showing the amounts contributed to each such Plan by or on behalf of GDC or any ERISA Affiliate in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by GDC or any ERISA Affiliate with the Internal Revenue Service with respect to each such Plan; and

                                    (F) promptly upon the filing thereof, copies
                  of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                    (iv) Material  Contracts.  Promptly,  and in
                  any event within ten Business Days after any Material Contract is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                                    (v) Environmental Matters.  Promptly, and in
                  any event within ten days after receipt by any Loan Party thereof, copies of each (A) written notice that any violation of any Environmental Law may have been committed or is about to be committed by any Loan Party, (B) written notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Loan Party alleging violations of any Environmental Law or requiring any Loan Party to take any action in connection with the release of toxic or Hazardous Materials into the environment, (C) written notice from a Governmental Authority or other Person alleging that any Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Material into the environment or any damages caused thereby or (D) any Environmental Law adopted, enacted or issued after the date hereof of which any Borrower becomes aware which could reasonably be expected to have a Material Adverse Effect.

         (i) Casualty Loss. GDC shall, and shall cause each of its Subsidiaries to, (i) provide written notice to the Agent, within ten Business Days after the occurrence of such event, of any material damage to, the destruction of or any other material loss to any asset or property with a fair market value in excess of $100,000 that is owned or used by such Person or any condemnation, confiscation or other taking of any such assets or property, in whole or in part, or any use thereof that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or property, together with the amount of the damage, destruction, loss or diminution in value (a "Casualty Loss") and
(ii) diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss.

         (j) Qualify to Transact Business. GDC shall, and shall cause each of its Subsidiaries to, qualify to transact business as a foreign corporation in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized could reasonably be expected to have a Material Adverse Effect.

         (k) Financial Reporting. GDC shall timely deliver to the Agent the following financial information:

                                    (i)  Annual Financial Statements.  As soon
                  as available, but not later than 90 days after the
                  end of each fiscal year, beginning with the fiscal year ended September 30, 1997, (A) GDC's consolidated annual audited Financial Statements; (B) a comparison in reasonable detail to the prior year's audited Financial Statements; (C) the Auditors' opinion without Qualification, "Management Letter" and a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; (D) a narrative discussion of GDC's financial condition and results of operations and the liquidity and capital resources for such fiscal year, prepared by a Responsible Officer; and (E) a compliance certificate, substantially in the form of Exhibit K (the "Compliance Certificate"), signed by a Responsible Officer, with an attached schedule of calculations demonstrating compliance with the Financial Covenants.

                                    (ii) Projections.  Not later than sixty days
                  after the end of each fiscal year of the Borrowers, the Business Plan of the Loan Parties for the three-year period commencing with the next succeeding fiscal year of the Borrowers certified by a Responsible Officer.

                                    (iii)  Unaudited  Financial  Statements.  As
                  soon as available, but not later than forty-five days after the end of each of the first three fiscal quarters and not later than ninety days after the end of each fiscal year, commencing with the fiscal period ended September 30, 1997,
                  (A) GDC's interim consolidated and consolidating Financial Statements as at the end of such fiscal period and for the fiscal year to date; (B) a comparison to the Financial Statements for the same periods in the prior year; (C) a certification by a Responsible Officer that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments); and (D) a Compliance Certificate signed by a Responsible Officer, with an attached schedule of calculations demonstrating compliance with the Financial Covenants.

                                    (iv) Borrowing Base Certificates.  Not later
                  than 20 days after the end of each month, commencing with the month of October 1997, a borrowing base certificate, substantially in the form of Exhibit D (the "Borrowing Base Certificate"), detailing the Borrowing Base Parties' Eligible Receivables and the Borrowers' Eligible Inventory as of the last day of such month, which shall be prepared by or under the supervision of the Chief Financial Officer or Treasurer of
                  GDC and certified by such officers subject only to adjustment upon completion of a normal year-end audit of physical inventory; provided, however, that if any Revolving Loans are outstanding, then commencing at least two weeks prior to the date on which the first Revolving Credit Loan is made, Borrowing Base Certificates shall be delivered not later than Thursday of each week, detailing the Borrowing Base Parties' Eligible Receivables and Eligible Inventory as of the last day of the immediately preceding week.

         (l) Other Financial Information. Each Borrower shall timely deliver to the Agent, when reasonably requested by the Agent, any further information respecting the financial condition of any Loan Party or any Mortgaged Property. Each Borrower authorizes the Agent to communicate directly with its officers, employees and Auditors and to examine and make abstracts from its books and records. Each Borrower authorizes its Auditors to disclose to the Agent any and all financial statements, work, papers and other information of any kind that they may have with respect to any Loan Party and its business and financial and other affairs. The Agent shall treat such information as confidential. The Borrowers shall deliver a letter addressed to the Auditors directing them to comply with the provisions of this paragraph when requested by the Agent.

         (m) Punctual Payment. The Borrowers shall timely pay the principal and interest and any other amount due under this Agreement and the other Loan Documents.

         (n) Payment of Liabilities. GDC shall, and shall cause each of its Subsidiaries to, pay and discharge, in the ordinary course of business and consistent with past practice, all obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and adequate reserves with respect thereto have been provided on the books and records of such Person in accordance with GAAP.

         (o) ERISA. The Borrowers shall (a) maintain each Plan intended to qualify under Section 401(a) of the Internal Revenue Code so as to satisfy the qualification requirements thereof, (b) contribute, or require that contributions be made, in a timely manner (i) to each Plan in amounts sufficient
(A) to satisfy  the  minimum  funding  requirements  of Section  302 of ERISA or
Section 412 of the Internal Revenue Code, if applicable, (B) to satisfy any other requirements of the law and (C) to satisfy the terms and conditions of each such Plan, and (ii) to each Foreign Plan in amounts sufficient to satisfy the minimum funding requirements of any applicable law or regulation, without any application for a waiver from any such funding requirements, (c) cause each Plan or Foreign Plan to comply in all material respects with applicable law (including all applicable statutes, orders, rules and regulations), (d) pay in a timely manner, in all material respects, all required premiums to the PBGC, (e) deliver a copy to the Agent within thirty days of the receipt by, or the requisite filing or notification date for, GDC or any ERISA Affiliate of any: (i) notice of a Reportable Event for a Plan to the PBGC, (ii) notice of an intent to terminate a Plan to the PBGC, (iii) notice from the PBGC relating to the failure of GDC or any ERISA Affiliate to timely pay premiums to the PBGC, the PBGC's intent to terminate any Plan, the appointment of a trustee to administer a Plan or the imposition of Employer Liability, computed under Sections 4062, 4063 or 4064 of ERISA, on GDC or any ERISA Affiliate, (iv) notice and demand for payment of Withdrawal Liability, described in Section 4201 of ERISA, by GDC or any ERISA Affiliate from a Multiemployer Plan, (v) notice of any claim made against GDC or any related Person for unpaid contributions with respect to a Plan, (vi) notice to the PBGC or any Plan participant or beneficiary of any failure to make a required contribution to a Plan, (vii) notice by the Department of Labor of any penalty, audit, investigation or any purported violation of ERISA with respect to a Plan, (viii) notice by the Internal Revenue Service or the Treasury Department of any income tax deficiency or delinquency, excise tax, penalty, audit or investigation with respect to a Plan, (ix) an application for a waiver of the minimum funding requirement for any Plan or Foreign Plan or a request for any exemption from a Prohibited Transaction with respect to any Plan, and (x) a complaint filed in court, judgment, award or settlement agreement with respect to a Plan that may result in material liability to GDC or any ERISA Affiliate, or may have a Material Adverse Effect and (f) furnish to the Agent, upon request from the Agent, whichever of the following may be applicable: (i) a certificate of GDC or an ERISA Affiliate signed on its behalf by the Chief Executive Officer or Chief Financial Officer of such Person setting forth details as to the termination of a Plan, an application for a waiver of a minimum funding requirement or an application for an exemption from a Prohibited Transaction, and the action that such Person is taking or proposes to take with respect thereto, (ii) a copy of each annual report or summary annual report with respect to any Plan, (iii) copies of all actuarial valuations received by GDC or any ERISA Affiliate with respect to any Plan or Foreign Plan and (iv) copies of all correspondence with the PBGC, the Secretary of Labor or any representative of the Internal Revenue Service with respect to any Plan or any other governmental agency with respect to any Foreign Plan relating to an actual or threatened change or development that could have a Material Adverse Effect on the property, operations or condition (financial or otherwise) of GDC or an ERISA Affiliate.

         As used in this Section 7.1(o) and in Section 6.1(y)(ix), the following terms shall have the following meanings:

                            (i) "Employer Liability" means the liability computed under Section 4062, 4063 or 4064 of ERISA.

                            (ii) "Foreign Plan" means a plan that provides retirement or health benefits and that is maintained by, or otherwise contributed to, GDC or any of its Subsidiaries for the benefit of employees outside the United States.

                           (iii) "Withdrawal Liability" means the liability described in Section 4201 of ERISA.

                  (p) Environmental Matters. GDC shall, and shall cause each of its Subsidiaries to, conduct its business so as to comply in all respects with all applicable Environmental Laws including, without limitation, compliance with the terms and conditions of all permits and governmental authorizations.

                  (q) Trademarks. GDC shall, and shall cause each of its Subsidiaries to, do and cause to be done all things necessary to preserve and keep in full force and effect all of its material registrations of trademarks, service marks and other marks, trade names and other trade rights.

                  (r) Solvency. GDC shall, and shall cause each of its Subsidiaries to, be and remain Solvent on a consolidated basis at all times.

                  (s)  Further Assurances.

                             (i)  GDC  shall,   and  shall  cause  each  of  its
                  Subsidiaries to, take all such further actions and execute all such further documents and instruments as the Agent may at any time determine in its reasonable discretion to be necessary or desirable to carry out and consummate the transactions contemplated by the Loan Documents and to perfect or protect the Liens (and the priority status thereof) of the Agent, for the ratable benefit of the Lenders, on the Collateral.

                            (ii) In the event that any Person becomes a Domestic
                  Subsidiary after the date hereof, (it being understood that this Section 7.1(s)(ii) is not and shall not be deemed to be a consent to the creation or acquisition of any such Subsidiary), GDC will promptly notify the Agent and cause such Subsidiary to execute and deliver to the Agent a counterpart of the Guaranty, Contribution Agreement, the Guarantor Security Agreement and the Guarantor Intellectual Property Security Agreement, and to take all such further actions and execute all such further documents and instruments as may be required to grant and perfect in favor of the Agent, for the benefit of the Lenders, a first priority Lien on all the assets of such Subsidiary. The Borrowers shall deliver to the Agent, together with such documents, all legal opinions and other Loan Documents that the Agent may reasonably request. In the event that GDC or any of its Subsidiaries creates a new Subsidiary, all (or, in the case of a Foreign Subsidiary, 66%) of the capital stock or other equity interests of such new Subsidiary shall promptly be duly and validly pledged to the Agent for the benefit of the Lenders pursuant to the Loan Documents, subject to no other Liens.

                           (iii) With respect to the assets of any Loan Party that are not subject to a perfected Lien in favor of the Agent, GDC shall, and shall cause each of its Domestic Subsidiaries to, promptly following the request of the Agent,
                  (A) execute and deliver to the Agent such amendments to the relevant Security Documents or such other documents as the Agent shall deem necessary or advisable to grant to the Agent, for the benefit of the Lenders, a Lien on such assets, (B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, and (C) deliver to the Agent legal opinions relating to the matters described in clauses (A) and
                  (B) above, which in each case shall be in form and substance reasonably satisfactory to the Agent.

                            (iv) Within 60 days after the Closing Date and without limiting the generality of the foregoing, GDC shall either (A) cause to be delivered to the Agent two new Lockbox Agreements, in form and substance satisfactory to the Agent, duly executed by GDC and a Lockbox Bank, which Agreements shall supersede and replace the existing Lockbox Agreements with Bank of America and Bank of Boston Connecticut as Lockbox Banks (the "Specified Lockbox Agreements") or (ii) cause all Collections and other amounts received by any Borrower from any of its account debtors to be remitted to a lockbox established pursuant to a Lockbox Agreement other than a Specified Lockbox Agreement.

                  SECTION 7.2. Negative Covenants. Until termination of this Agreement and all outstanding Letter of Credit and payment and satisfaction of all Obligations:

                  (a) Indebtedness. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist any Indebtedness other than:

                             (i)    Indebtedness under the Loan Documents;

                            (ii)    Indebtedness secured by Liens permitted by
                   Section 7.2(i)(ii);

                           (iii)    Existing Indebtedness;

                            (iv) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                             (v) Indebtedness secured by purchase money Liens on
                  Equipment  acquired  after  the  date  of  this  Agreement  or financed within 180 days after its acquisition ("Purchase Money Liens") and Indebtedness under Capitalized Lease Obligations; provided, that the aggregate amount of
                  Indebtedness under this clause (v) shall not exceed $15,000,000 for any fiscal year;

                            (vi) Convertible Senior Subordinated Debentures in an aggregate outstanding amount not to exceed $30,000,000 at any time;

                           (vii) Indebtedness of the Borrowing Base Parties (other than GDC) owing to GDC to the extent permitted by
                  Section 7.2(h)(ii);

                           (viii) subordinated Indebtedness subject to the Subordination Agreement in an aggregate outstanding principal amount not to exceed $40,000,000 owing by GDC to DataComm Leasing; and

                            (ix) 9%  Convertible  Subordinated  Debentures in an
                  aggregate principal amount not to exceed $25,000,000 at any time, provided, that such Debentures (A) are issued in exchange for GDC's 9% Cumulative Convertible Exchangeable Preferred Stock in accordance with Section 7.2(j) and (B) are subject to subordination provisions in form and substance satisfactory to the Agent.

                  (b) Contingent Obligations. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding (i) indemnities given in connection with the sale of Inventory or other asset dispositions permitted hereunder and
(ii) Contingent Obligations for Indebtedness of the Borrowers or a Domestic Subsidiary permitted to be incurred under Sections 7.2(a)(i) through (v).

                  (c) Corporate Changes, etc. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly, merge or consolidate with any Person or amend, alter or modify its Governing Documents or its corporate name, mailing address, principal places of business, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or issue any capital stock, except that a Guarantor may merge with and into another Guarantor or a Borrower so long as such Borrower is the surviving corporation in any such merger involving such Borrower.

                  (d) Change in Nature of Business; DataComm Leasing. GDC will not, and will not permit any of its Subsidiaries to, at any time make any material change in the lines of its business as carried on at the date hereof or enter into any new line of business. Notwithstanding anything to the contrary contained in this Agreement, GDC will not, and will not permit any of its Subsidiaries, directly or indirectly, to make any investment in, any loan to, or any sale, transfer or other disposition of assets to DataComm Leasing, except for sales of inventory in the ordinary course of business and payments expressly permitted by the Subordination Agreement.

                  (e) Sales, etc. of Assets. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly, in any fiscal year, sell, lease, transfer or otherwise dispose of any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                             (i) sales of Inventory in the ordinary course of
                  business;

                            (ii) so long as, both before and after giving effect
                  thereto, no Event of Default has occurred and is continuing and the Stockholders Equity of GDC and its Subsidiaries is greater than $80,000,000, upon fifteen days' prior written notice to the Agent, the sale of other assets for cash to persons that are not Affiliates; provided, that (A) the aggregate amount of all such sales does not exceed $5,000,000 in the aggregate during the term of this Agreement and (B) provided, further, that the Net Cash Proceeds of such sales are applied in accordance with Section 2.5(b)(iv);

                           (iii) So long as, both before and after giving effect
                  thereto, no Event of Default has occurred and is continuing, the sale of the assets listed on Schedule 7.2(e); provided, that (A) any such sale is made to an non-Affiliate for fair market value, as such value is determined by the Board of Directors of GDC and (B) the Loan Parties promptly comply with
                  Section 7.1(s) with respect to any non-cash consideration received in connection with such sale; and

                           (iv) the granting of nonexclusive licenses of
                  intellectual property in the ordinary course of business.

                  (f) Cancellation of Debt. GDC will not, and will not permit any of its Subsidiaries to, cancel any claim or debt owed to it, except for consideration in the ordinary course of business.

                  (g) Defaults Under Other Agreements. GDC will not, and will not permit any of its Subsidiaries to, default under any material lease, mortgage, deed of trust or lien instrument relating to any Property or permit any landlord to terminate prior to the expiration of its term any leasehold interest of any Loan Party.

                  (h) Loans to Other Persons. GDC will not, and will not permit any of its Subsidiaries to, at any time make a loan or advance any credit (except to trade debtors in the ordinary course of business) to any Person, except:

                             (i) loans to  employees,  officers and directors of
                  such Person in the ordinary course of business in an aggregate outstanding amount not to exceed $750,000 at any time;

                            (ii) the intercompany loans made by GDC that are outstanding on the date hereof and set forth on Schedule 7.2(a); provided that each such intercompany loan is evidenced by an Intercompany Note that is pledged to the Agent pursuant to the Pledge Agreement; and

                           (iii) GDC may use the  proceeds of  Revolving  Credit
                  Loans to make intercompany loans to (A) General DataComm, Inc. in an aggregate outstanding principal amount which, when combined with the outstanding principal amount of loans to such Person permitted under Section 7.2(h)(ii), does not exceed $25,000,000 and (B) any other Borrowing Base Party in an aggregate outstanding principal amount which, when combined with the outstanding principal amount of loans to such Person permitted under Section 7.2(h)(ii), does not exceed $10,000,000 to such other Borrowing Base Party; provided, that each such intercompany loan is evidenced by an Intercompany Note that is pledged to the Agent pursuant to the Pledge Agreement.

                  (i) Liens, etc. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist any Lien on or with respect to any of its properties or assets of any character whether now owned or hereafter acquired, other than:

                             (i)    Liens created by the Security Documents;

                            (ii)    Permitted Liens; and

                           (iii) the Liens existing on the date hereof and specified in Schedule 7.2(i).

                  (j) Dividends, Stock Redemptions, Exchange, Distributions, etc. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividends on, purchase, redeem or retire any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding ("Stock"), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person, except that (i) a Subsidiary of GDC may pay dividends to GDC or another Subsidiary of GDC, (ii) so long as, both before and after giving effect thereto, no Event of Default has occurred and is continuing and Excess Availability is at least $5,000,000, GDC may pay regularly scheduled quarterly dividends on its 9% Cumulative Convertible Exchangeable Preferred Stock in respect of the immediately preceding fiscal quarter, (iii) GDC may receive shares of its common stock in consideration for the exercise of stock options granted to such employees and directors (so long as no cash consideration is paid GDC or any of its Subsidiaries), (iv) GDC may cancel or retire options in accordance with its stock option plans (so long as GDC does not make any payments in connection therewith) and (iv) GDC may exchange its 9% Cumulative Convertible Exchangeable Preferred Stock for a corresponding amount of 9% Convertible Subordinated Debentures (but not for any other consideration).

                  (k) Investments in Other Persons. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than (i) Investments in Cash Equivalents and (ii) Investments permitted by Sections 7.2(h) and (l).

                  (l) Partnerships; Subsidiaries; Joint Ventures; Management Contracts. GDC will not, and will not permit any of its Subsidiaries to, at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement (other than the joint ventures existing on the date hereof and set forth on Schedule 6.1(k)) or become a partner in any general or limited partnership or enter into any management contract (other than an employment contract for the full-time employment of an officer or employee entered into in the regular course of a Borrower's business) permitting third party management rights with respect to such Person's business, except that GDC may create Domestic Subsidiaries with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld).

                  (m) Fiscal Year. GDC will not, and will not permit any of its Subsidiaries to, change its fiscal year from a year ending September 30.

                  (n) Accounting Changes. GDC will not, and will not permit any of its Subsidiaries to, change its Auditors or at any time make or permit any change in accounting policies or reporting practices, except as required by GAAP and except with the prior written consent of the Agent (not to be unreasonably withheld).

                  (o) Broker's or Finder's Fees. GDC will not, and will not permit any of its Subsidiaries to, pay or incur any broker's or finder's fees in connection with this Agreement or the transactions contemplated hereby, except that GDC may pay a broker's fee to Stephen Smith.

                  (p) Reimbursement for Expenses. GDC will not, and will not permit any of its Subsidiaries to, reimburse any stockholder, officer, director, employee or agent of such entity for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of such entity in the ordinary course of business.

                  (q) No Prohibited Transactions Under ERISA. GDC will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                             (i) Engage in any prohibited transaction which could reasonably be expected to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                            (ii) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                           (iii) fail to pay timely  required  contributions  or
                  annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                            (iv) terminate any Benefit Plan where such event would result in any liability of any Loan Party or any ERISA Affiliate under Title IV of ERISA;

                             (v) fail to make any required contribution or payment to any Multiemployer Plan;

                            (vi) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                           (vii) amend a Plan resulting in an increase in current liability for the plan year such that any Loan Party or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

                           (viii)  withdraw  from any  Multiemployer  Plan where
                  such  withdrawal  is  reasonably   likely  to  result  in  any
                  liability of any such entity under Title IV of ERISA.

                  (r) Unusual Terms of Sale. GDC will not, and will not permit any of its Subsidiaries to, sell goods or products to customers other than within the terms normally given by such Person in the ordinary course of its business and consistent with past practice (it being understood that GDC and its Subsidiaries shall not sell goods or products on extended terms, pursuant to progress billing or on a bill and hold basis).

                  (s) Prepayments and Amendments of Material Contracts. GDC will not, and will not permit any of its Subsidiaries to, at any time (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (including the Convertible Senior Subordinated Debentures), other than the prepayment of the Loans in accordance with the terms of this Agreement or (ii) amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of, any Material Contract, except in the event that such amendments or modifications could not have a Material Adverse Effect, or amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of any provision of the Offering Memorandum, the Indenture or the 9% Indenture, except for amendments or modifications that could not have an adverse effect on a Borrower, the Lenders or the Agent.

                  (t) Sale-Leaseback Obligations. GDC will not, and will not permit any of its subsidiaries to, at any time create, incur or assume any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction.

                  (u) Negative Pledge. GDC will not, and will not permit any of its Subsidiaries to, at any time enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets, except with respect to assets that are subject to Liens permitted by Sections 7.2(i)(iii) and (iv).

                  (v) Acquisition of Stock or Assets. GDC will not, and will not permit any of its Subsidiaries to, acquire or commit or agree to acquire all or any material portion of the stock, securities or assets of any other Person other than (i) in connection with any transaction permitted under Section 7.2(c), (ii) Investments permitted under Section 7.2(k) and (iii) so long as, both before and after giving effect thereto, no Event of Default has occurred and is continuing and the Stockholders Equity of GDC and its Subsidiaries is greater than $80,000,000, the Borrowers may, subject to Section 7.1(s), acquire assets from Persons that are not Affiliates; provided, that the aggregate amount of all such acquisitions does not exceed $5,000,000 in the aggregate during the term of this Agreement.

                  (w) Use of Proceeds. The Borrowers will not use any portion of the proceeds of any Revolving Credit Loan or Term Loan in violation of Section
2.4 or for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G, T, U or X of such Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement.

                  (x) Collateral Access Agreements. GDC will not, and will not permit any of its Subsidiaries to, suffer to be terminated any Collateral Access Agreement.

                                 ARTICLE VIII.

                               FINANCIAL COVENANTS


                  Until termination of this Agreement and all outstanding Letters of Credit and payment and satisfaction of all Obligations:

                  SECTION 8.1. Current Ratio. The ratio of Consolidated Current Assets to Consolidated Current Liabilities shall not be less than 1.5:1 at the end of any fiscal quarter.

                  SECTION 8.2. Stockholders Equity. The Stockholders Equity of GDC and its Subsidiaries shall not be less than $80,000,000 at the end of any fiscal quarter.

                  SECTION 8.3. Capital Expenditures. The aggregate amount of Capital Expenditures of GDC and its Subsidiaries shall not exceed $15,000,000 during any fiscal year.

                                  ARTICLE IX.

                                EVENTS OF DEFAULT


                  SECTION 9.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) the Borrowers shall fail to pay any principal, interest, fees, expenses or other Obligations when due, whether at stated maturity, by acceleration or otherwise; or

                  (b) (i) any Loan Party shall fail to perform or observe any term, condition, covenant or agreement contained in Section 7.1(a)(i), (h) or
(r),  7.2,  or 8.1  through 8.3 of this  Agreement,  Section  4(c) of the Pledge
Agreement, Section 2(b) or (h) of the Intellectual Property Security Agreement or the Guarantor Intellectual Property Security Agreement, Section 4.2, 4.4 or
4.5 of the Guarantor Security Agreement,  Clause 4.1 of the Debenture,  Sections
1.19 or 1.20 of either Mortgage, or Clause 7(a) or (d) of the Charge Over Shares; or (ii) any Loan Party shall fail to perform or observe any other term, condition, covenant or agreement contained in this Agreement or the other Loan Documents (other than as provided in Sections 9.1(a) and (b)(i)) and, in the case of this clause (ii) only, such failure continues unremedied for the earlier of thirty days after its occurrence or ten days after notice from the Agent to the Borrowers; or

                  (c) any Loan Party shall dissolve, wind up or otherwise cease to conduct its business; or

                  (d) any Loan Party shall become the subject of (i) an Insolvency Event except as set forth in clause (e) of the definition of Insolvency Event or (ii) an Insolvency Event as set forth in clause (e) of the definition of Insolvency Event that is not resolved or dismissed within sixty days; or

                  (e) any Loan Party (i) shall fail to pay any Indebtedness in excess of $1,000,000 (other than the Indebtedness hereunder) or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach or default in any of its obligations under any agreement with respect to any such Indebtedness, if the effect of such breach, default or failure to pay is to cause such Indebtedness to become due or redeemed or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to declare such Indebtedness due or require such Indebtedness to be redeemed prior to its stated maturity; or

                  (f) any representation or warranty made by any Loan Party under or in connection with any Loan Document, Financial Statement or certificate delivered in connection therewith shall prove to have been incorrect in any material respect when made or deemed made; or

                  (g) any Federal tax lien for more than $1,000,000 is filed of record against any Loan Party and is not bonded or discharged within five Business Days; or

                  (h) a Change of Control shall have occurred; or

                  (i) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against any Loan Party and shall not be stayed, vacated, bonded or discharged within thirty days; or

                  (j) any material covenant, agreement or obligation of any Loan Party contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Loan Party shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith; or any Liens granted in any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement; or

                  (k) a Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and, except as otherwise permitted under Section 7.2(i), perfected first priority Lien on the Collateral purported to be covered thereby; or

                  (l) the independent public accountants for the Borrowers shall deliver a Qualified opinion on any Financial Statement.

                  SECTION 9.2. Acceleration, Termination of Commitments and Cash Collateralization. Upon the occurrence and during the continuance of an Event of Default, the Agent shall at the request, or may with the consent, of the Required Lenders, take any or all of the following actions, without prejudice to the rights of the Agent or the Lenders to enforce their claims against the
Borrowers:

                  (a) Acceleration. Upon delivery of written notice to the Borrowers from the Agent, all Obligations shall be declared to be immediately due and payable (except with respect to any Event of Default with respect to a Borrower set forth in Section 9.1(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand to the Borrowers) without presentment, demand, protest or any other action or obligation of the Agent or the Lenders.

                  (b) Termination of Commitment. Upon delivery of written notice to the Borrowers from the Agent, the Lenders' obligations to make Loans hereunder shall be immediately terminated and, at all times thereafter, all Loans made by the Lenders pursuant to this Agreement shall be in the Lenders' sole discretion. Notwithstanding any termination of this Agreement or the Commitments, until all Obligations shall have been fully and indefeasibly paid and satisfied, the Agent shall retain all security in all guaranties and in all existing and future Receivables, Inventory, Equipment and other collateral held by it hereunder or under any other agreement, and the Borrowers shall continue to assign Receivables to the Agent and shall turn over collections to it.

                  (c) Cash Collateralization. With respect to all Letters of Credit outstanding at the time of an acceleration pursuant to Section 9.2(a), the Borrowers shall immediately deposit in a cash collateral account established by the Agent an amount equal to 105% of the aggregate then undrawn amount of such Letters of Credit. Amounts held in such cash collateral account shall be
(i) under the sole dominion and control of the Agent and (ii) applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the balance, if any, in such cash collateral account, after all such Letters of Credit shall have expired or been fully drawn upon shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Letter of Credit obligations shall have been satisfied and all other Obligations shall have been indefeasibly paid in full in cash, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

                  SECTION 9.3.  Remedies.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law and the Loan Documents, and the Agent may do any or all of the following:

                             (i) remove for copying all documents,  instruments,
                  files and records (including the copying of any computer records) relating to the Receivables or use (at the expense of the Borrowers) such supplies or space of a Borrower at such Borrower's places of business necessary to administer and collect the Receivables;

                            (ii) accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Receivables (in the name of a Borrower or the Agent) and otherwise administer and collect the Receivables;

                           (iii) sell,  assign and deliver the  Receivables  and
                  any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

                            (iv) foreclose the security interests created pursuant to the Loan Documents by any available procedure, or take possession of any or all of the Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

The Agent may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Borrowers. If notice of intended disposition of any Collateral is required by law, it is agreed that five Business Days notice shall constitute reasonable notification. The Borrowers will assemble the Collateral and make it available at such locations as the Agent may specify, whether at the premises of the Borrowers or elsewhere, and will make available to the Agent the premises and facilities of the Borrowers for the purpose of the Agent's taking possession of or removing the Collateral or putting the Collateral in saleable form.

                  (b) The proceeds of all collateral granted to the Agent pursuant to the Loan Documents or otherwise shall be applied by the Agent to the payment of the Obligations in the following order:

                             (i) FIRST,  to the payment of all reasonable  costs
                  and expenses of the Agent and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations or of any of the liens granted to the Agent pursuant to the Loan Documents or otherwise;

                            (ii) SECOND, to the payment of that portion of the Obligations constituting accrued and unpaid interest and fees and indemnities payable under this Agreement and the other Loan Documents, ratably among the Lenders in accordance with the respective amount of such Obligations owed to the Lenders;

                           (iii) THIRD,  to the payment of the  principal of the
                  Term Loan ratably among the Lenders in accordance with the outstanding amount of the respective Term Loans made by them until the outstanding principal amount of the Term Loan shall be paid in full;

                            (iv) FOURTH,  to the payment of the principal of the
                  Revolving Credit Loans ratably among the Lenders in accordance with their respective Revolving Credit Commitment Percentages until the outstanding principal amount of the Revolving Credit Loans shall be paid in full;

                             (v) FIFTH, to the deposit of cash in a cash collateral account in an amount equal to 105% of the undrawn face amount of all outstanding Letters of Credit, which account shall be established in the manner set forth in
                  Section 9.2(c);

                            (vi) SIXTH, to the payment of all other  Obligations
                  ratably among the Lenders in accordance with the respective amount of such Obligations owed to them until such other Obligations shall be paid in full; and

                           (vii) SEVENTH,  the balance, if any, after all of the
                  Obligations have been fully paid and satisfied, shall, except as otherwise provided in the Loan Documents, be deposited by the Agent in an account designated by the Borrowers, or paid over to such other Person or Persons as may be required by law.

                  SECTION 9.4. Right of Setoff. In addition to and not in limitation of all rights of offset that the Agent or any Lender may have under applicable law, upon the occurrence of any Event of Default, and whether or not the Agent or such Lender has made any demand or the Obligations have matured, each Lender shall have the right to appropriate and apply to the payment of the Obligations all deposits and other obligations then or thereafter owing by such Lender to or for the credit or the account of any Borrower.

                  SECTION 9.5. License for Use of Software and Other Intellectual Property. Unless expressly prohibited by any licensor thereof, the Agent is, in connection with the exercise of its rights and remedies, hereby granted a license to use all computer software programs, data bases, processes, trademarks, tradenames and materials used by any Borrower in connection with its businesses or in connection with the Collateral. The Agent agrees not to use any such license unless an Event of Default has occurred and is continuing, without giving the Borrowers prior notice.

                  SECTION 9.6. No Marshalling; Deficiencies; Remedies Cumulative. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as provided in Section 9.3(b). The Borrowers shall remain liable to the Agent and the Lenders for any deficiencies and the Agent in turn agrees to remit to the Borrowers or their successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Agreement, under any other Loan Document, at equity or at law.

                  SECTION 9.7. Waivers. Except as may be otherwise specifically provided herein or in any other Loan Document, each Borrower hereby waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of the Agent's rights hereunder and also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or any other law as an incident to any taking of possession by the Agent of any Collateral. Each Borrower also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Agent's rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable, all to the extent that such waiver is permitted by law. Each Borrower also consents that the Agent, in connection with the enforcement of the Agent's rights and remedies under this Agreement, may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court. These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties and each Borrower acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

                  SECTION 9.8.  Further Rights of the Agent.

                  (a) Further Assurances. Each Borrower shall do all things and shall deliver all instruments reasonably requested by the Agent to protect or perfect any Lien given hereunder including, without limitation, financing statements under the Uniform Commercial Code.

                  (b) Insurance; Etc. In the event that the Borrowers shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder or which is being contested in good faith by appropriate proceedings, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that the Borrowers shall fail to perform or comply with any other covenant, promise or obligation to the Agent or the Lenders hereunder or under any other Loan Document, the Agent may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of the Borrowers, and all amounts so paid by the Agent, including reasonable attorneys' fees, shall be treated as a Revolving Credit Loan hereunder to the Borrowers and shall constitute Obligations.

                                   ARTICLE X.

                                    THE AGENT


                  SECTION 10.1. Authorization and Action. Each Lender (in its capacity as a Lender) hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on its behalf and hereby irrevocably authorizes the Agent to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that the Agent believes exposes it to personal liability or that is contrary to any Loan Document or applicable law. Each Lender hereby irrevocably appoints the Agent to act as the contractual representative of such Lender for purposes of acquiring, holding and enforcing any and all Liens on collateral (including, without limitation, the Collateral) granted by the Borrowers to secure any Obligations. The Agent shall not, by reason of any of the terms and provisions of this Agreement, have a fiduciary relationship in respect of any Lender. The provisions of this Article X are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions hereunder, the Agent shall act solely as the contractual representative of the Lenders and does not assume and shall not be deemed to have assumed any fiduciary or similar obligation or relationship with or for any Lender or any Borrower.

                  SECTION 10.2. Agent's Reliance, Etc. Neither the Agent nor any
of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by a Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee;
(ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (including by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 10.3. TBCC and Affiliates. With respect to its Commitments, the Loans made by it and the Notes issued to it, each of TBCC and its Affiliates shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall unless otherwise expressly indicated, include each of TBCC and its Affiliates in its individual capacity. Each of TBCC and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Borrower, any of its Affiliates and any Person who may do business with or own securities of any Borrower, or any such Affiliate, all as if TBCC were not the Agent and, subject to the last sentence of Section 2.8(a), without any duty to account therefor to the Lenders.

                  SECTION 10.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the Financial Statements referred to in Sections 5.1(a)(xxii) and 6.1(i) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 10.5. Indemnification. Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrowers under Section 12.8, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section 10.5, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Loans outstanding at such time and owing to the respective Lenders and (b) the aggregate unused portions of their respective Commitments at such time. In the event that any Loan required to be made by any Lender has not been made at any time, such Lender's Commitment shall be considered to be unused for purposes of this Section 10.5 to the extent of the amount of such Loan. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's ratable share of such amount.

                  SECTION 10.6. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation of the Agent, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the

Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, to continue the perfection of the Liens granted or purported to be granted by the Loan Documents, such successor shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 10.7. Co-Agent. The parties hereto agree that the Co-Agent shall have no duties, responsibilities or other obligations under this Agreement in its capacity as Co-Agent.

                                  ARTICLE XI.

                         ASSIGNMENTS AND PARTICIPATIONS


                  SECTION 11.1. Conditions to Assignments. Each Lender may, with the consent of the Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all such rights and obligations,
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Loans and the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) a Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). No Borrower shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Agent.

                  SECTION 11.2. No Representations, Etc. By executing and delivering an Assignment and Acceptance, a Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements referred to in Sections 5.1(a)(xxii) and 6.1(i) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  SECTION 11.3. Record of Assignments. The Agent shall maintain at its address referred to in Section 12.7 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment and principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at its own expense, at any reasonable time and from time to time upon reasonable prior notice.

                  SECTION 11.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee in accordance with
Section 11.1, together with any Notes subject to such assignment and the processing and recordation fee referred to in Section 11.1(iv), the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes its new Notes to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or Loans hereunder, new Notes to the order of the assigning Lender in amounts equal to the Revolving Credit Commitment and Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits A and B hereto, as the case may be.

                  SECTION 11.5. Participations. Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral. No participant shall be a Lender for any purpose hereunder by reason of such participant's participation.

                  SECTION 11.6. Disclosure. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XI, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties furnished to such Lender by or on behalf of the Loan Parties.

                  SECTION 11.7. Security Interest to Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.


                                  ARTICLE XII.

                               GENERAL PROVISIONS


                  SECTION 12.1. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                  SECTION 12.2. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN ANY BORROWER AND THE AGENT OR THE LENDERS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH

PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

                  SECTION 12.3. SERVICE OF PROCESS. EACH BORROWER HEREBY IRREVOCABLY DESIGNATES WEISMAN CELLER SPETT & MODLIN P.C., 445 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: HOWARD S. MODLIN, ESQ. AS THE DESIGNEE AND AGENT OF SUCH BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWERS, BUT THE FAILURE OF THE BORROWERS TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 12.4. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY.

                  SECTION 12.5. LIMITATION OF LIABILITY. THE AGENT AND THE LENDERS SHALL HAVE NO LIABILITY TO ANY BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR SUCH LENDER. EACH PARTY HERETO HEREBY WAIVES ALL CLAIMS AGAINST ANY OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                  SECTION 12.6. Delays; Partial Exercise of Remedies. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent or any Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                  SECTION 12.7. Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by regular mail, if to the Agent, then to Transamerica Business Credit Corporation, 16133 Ventura Boulevard, Encino, California 91436, Telecopy: (818) 995-9148, Attn.:
Mr. Ian Schnider, Senior Vice President, with a copy to Luskin, Stern & Eisler LLP, 330 Madison Avenue, New York, New York 10017, Telecopy: (212) 293-2705,
Attn: Nathan M. Eisler, Esq., if to any Lender, to the address specified for it on the signature pages hereto, and if to a Borrower, then to General DataComm Industries, Inc., 1579 Straits Turnpike, Middlebury, Connecticut 06762,
Telecopy: (203) 598-7133, Attn: Mr. Dennis J. Nesler, Vice President and Treasurer, with a copy to Weisman Celler Spett & Modlin P.C., 445 Park Avenue, New York, New York 10022, Telecopy: (212) 371-5407, Attn: Howard S. Modlin, Esq. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, when received or when delivery is refused, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when receipt of such transmission is acknowledged.

                  SECTION 12.8. Indemnification; Reimbursement of Expenses of Collection.

                  (a) The Borrowers hereby indemnify and agree to defend and hold harmless the Agent, each Lender and their respective directors, officers, agents, employees and counsel (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or proceeding which arises out of or is in any way related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by a Borrower of the proceeds of the Revolving Credit Loans or the Term Loan or (C) the Agent's and the Lenders' entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(ii) any remedial or other action taken by a Borrower or the Agent or any Lender in connection with compliance by a Borrower, or any of its properties, with any federal, state or local Environmental Laws. In addition, the Borrowers shall, upon demand, pay to the Agent all costs and expenses incurred by the Agent (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of the Loan Documents, and pay to the Agent and each Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or any Lenders in (A) enforcing or defending its or their rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) collecting the Obligations or otherwise administering this Agreement, (C) foreclosing or otherwise realizing upon the Collateral or any part thereof and
(D) obtaining any legal, accounting or other advice in connection with any of the foregoing. If and to the extent that the Obligations of the Borrowers hereunder are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of the Obligations which is permissible under applicable law.

                  (b) The Borrowers' obligations under Sections 4.8, 4.9 and this Section 12.8 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement.

                  SECTION 12.9. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Loan Parties party thereto and the Required Lenders and then any such amendment or waiver shall be effective only to the extent set forth therein; provided, however, that (a) no amendment or waiver shall, unless in writing and signed by all the Lenders (other than a Defaulting Lender) or the Agent on behalf of all of such Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section 5.1 or 5.2, (ii) change the percentage of the Commitments, the aggregate unpaid principal amount of the Notes or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder,
(iii) release any material  guaranty or any material  portion of the Collateral,
(iv) amend this Section 12.9 or (v) amend the  definition  of Required  Lenders,
(b) no amendment, waiver or consent shall, unless in writing and signed by the Lenders, (i) increase the Commitments or the Revolving Credit Commitment Percentage of any Lender or subject such Lender to any additional obligations,
(ii) reduce the principal of, or interest on, the Notes held by any Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by any Lender or any fees or other amounts payable hereunder to such Lender or (iv) waive any prepayment required under Section 2.5 or change the stated order of application of any prepayment set forth in Section 2.5 in any manner that materially affects any Lender; provided, further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, no Defaulting Lender in respect of which the Borrowers have delivered a Replacement Notice shall have the right to vote under this Section 12.9 or on any other matters under the Loan Documents and such Defaulting Lender's Revolving Credit Commitment and Revolving Credit Commitment Percentage shall be excluded for purposes of determining the Required Lenders or any other voting threshold under the Loan Documents. In the event that any Lender (other than TBCC) shall have refused or withheld its consent to any amendment, or to any waiver of any covenant in this Agreement, requested to be made by the Borrowers which consent is required under clause (a) or (b) to the first proviso to this Section 12.9, TBCC shall have the right (but not the obligation), on two Business Days' notice to such Lender following such refusal or withholding of consent (which shall be determined, in the case of the withholding of consent, from the first date of the Borrowers' request therefor), to purchase, by assignment to it, all of the rights and obligations of the non-consenting Lender in the manner specified in Sections 11.1 through 11.4.

                  SECTION 12.10. Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents and any notices given in connection herewith or therewith may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original counterpart.

                  SECTION 12.11. Severability. In case any provision in or obligation under this Agreement or any Revolving Note, any Term Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 12.12. Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements among them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lenders for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the

Obligations, under the laws of the State of Illinois (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of Illinois (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Agent or the Lenders should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or the Lenders for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.

                  SECTION 12.13. Entire Agreement; Successors and Assigns. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them, and shall bind and benefit the parties and their respective successors and permitted assigns.

                  SECTION 12.14.  Joint and Several Liability of the Borrowers.

                  (a) Each Borrower agrees that the obligations and liabilities of the Borrowers under this Agreement and the Notes shall constitute joint and several obligations and liabilities of the Borrowers.

                 (b) Each of the Borrowers waive presentment, demand for payment, protest and notice of dishonor of this Agreement and the Notes. Each of the Borrowers further waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that the Agent or any Lender exhaust any rights or take any action against any of the other Borrowers or any other person or any collateral. Each of the Borrowers further hereby waives notice of or proof of reliance by the Agent or the Lenders upon this Agreement and the Notes, and the Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement and the Notes. The Borrowers shall jointly and severally make all payments hereunder and under the Notes without defense, offset or counterclaim, other than the defense of payment.

                  (c) The liability of each of the Borrowers under this Agreement and the Notes shall be absolute and unconditional irrespective of any circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Borrowers or any guarantor with respect to the Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses that any of the Borrowers may assert to the repayment of the Obligations, including, without limitation, failure of consideration, breach of warranty, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury) or which might otherwise constitute a defense to the obligations of any or all of the Borrowers under this Agreement and under the Notes, other than the defense of payment.

                  (d) This Agreement and the Notes shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers or otherwise, all as though such payment had not been made. Each of the Borrowers agrees that if any other Borrower or any guarantor of all or a portion of the Obligations is the subject of a bankruptcy proceeding under Title 11 of the United States Code, it will not assert the pendency of such proceeding or any order entered therein as a defense to the timely payment of the Obligations.

                  SECTION 12.15. Confidentiality. Except as provided in Section 11.6, each Lender agrees that it will not disclose, without the prior consent of the Borrowers, any information with respect to any Loan Party which is furnished pursuant to this Loan Agreement and which is designated by the Borrowers to the Lenders in writing as confidential, and acknowledges that such information, except as provided below, is material non-public information about the Borrowers and their consolidated

Subsidiaries; provided, that any Lender may disclose any such information (a) to its Affiliates, employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its reasonable discretion determines that any such party should have access to such information provided that each such person will be advised of the confidential nature of such information, (b) as has become generally available to the public other than through improper disclosure by any Lender, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation and (e) in order to comply with any Requirement of Law.

                           IN WITNESS  WHEREOF,  the parties  hereto have caused
this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                             BORROWERS

                                             GENERAL DATACOMM INDUSTRIES, INC.

                                             By:     /S/ DENNIS J. NESLER
                                                     ____________________
                                             Name:   Dennis J. Nesler
                                             Title:  Vice President & Treasurer


                                             GENERAL DATACOMM, INC.

                                             By:     /S/ DENNIS J. NESLER
                                                     ____________________
                                             Name:   Dennis J. Nesler
                                             Title:  Vice President & Treasurer


                                             GDC FEDERAL SYSTEMS, INC.

                                             By:     /S/ DENNIS J. NESLER
                                                     ____________________
                                             Name:   Dennis J. Nesler
                                             Title:  Vice President & Treasurer


                                             GDC NAUGATUCK, INC.

                                             By:    /S/ DENNIS J. NESLER
                                                    ____________________
                                             Name:   Dennis J. Nesler
                                             Title:  Vice President & Treasurer


                                             VITAL NETWORK SERVICES, INC.

                                             By:     /S/ DENNIS J. NELSER
                                                     ____________________
                                             Name:   Dennis J. Nesler
                                             Title:  Vice President & Treasurer

                                             AGENT
                                             -----

                                             TRANSAMERICA BUSINESS CREDIT
                                               CORPORATION, as Agent

                                             By:    /S/ ROBERT D. POMEROY, JR.
                                                      ______________________
                                             Name:    Robert D. Pomery, Jr.
                                             Title:   Executve Vice President


                                             CO-AGENT
                                             --------

                                             THE CIT GROUP/BUSINESS CREDIT,
                                               INC., as Co-Agent

                                             By:     /S/ RONALD PAGOTO
                                                     __________________
                                             Name:   Ronald Pagoto
                                             Title:  Vice President


                                              LENDERS
                                              -------

                                              TRANSAMERICA BUSINESS CREDIT
                                                CORPORATION


                                              By:     /S/ ROBERT D. POMEROY
                                                      _____________________

                                              Name:   Robert D. Pomeroy
                                              Title:  Vice President

                                              Address:  16133 Ventura Boulevard
                                                       Encino, California 91436
                                                       Fax:   (818) 995-9148
                                              Attn:     Mr. Ian Schnider

                                             THE CIT GROUP/BUSINESS CREDIT, INC.

                                             By:     /S/ RONALD PAGOTO
                                                     _________________
                                             Name:   Ronald Pagoto
                                             Title:  Vice President

                                        Address:  1211 Avenue of the Americas
                                                  New York, New York  10036
                                                  Attn:  Mr. Ronald Pagoto
                                                  Fax:  (212) 536-1296

                                                            SCHEDULE 1

                                  Commitments

Lender                   Revolving Credit Commitment       Term Loan Commitment
______                   ___________________________       ____________________

Transamerica Business
 Credit Corporation            $12,500,000                        $7,500,000

The CIT Group/
Business Credit, Inc.          $12,500,000                        $7,500,000